Exhibit 1.2

Organization Regulations of UBS AG

Valid as of 1 January 2009

These organization regulations which define, together with the annexes, how the Board of Directors of UBS AG is organized and fulfils its duties, also constitute the Corporate Governance Guidelines required by the New York Stock Exchange.

In the event that the German version of these organization regulations differ from the English version, the latter which was approved by the Board of Directors of UBS AG on 4 December 2008, prevails.

Abbreviations and Defined Terms

Abbreviations and Defined Terms

Abbreviations and Defined Terms

All references to functions in these organization regulations apply to both male and female persons. The following defined terms are used herein:

AC	Audit Committee

AC chairman	Chairman of the AC

Accounting standards	Accounting standards as used by UBS and the UBS Group from time to time

AC member(s)	Member(s) of the AC

Affiliated person	Person who directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with UBS

Agenda	Agenda with matters to be dealt with at a meeting of either the Board, a committee or the GEB

AGM(s)	Annual general meeting(s) of the shareholders

AML	Anti money laundering

Annex(es)	Annex(es) to these ORs

AoA	Articles of Association of UBS

Board	Board of Directors of UBS

Board member(s)	Member(s) of the Board

Board meeting(s)	Meeting(s) of the Board

Board resolutions	Resolutions of the Board

Business	Business as conducted by the UBS Group from time to time

Business conduct code	Code of business conduct and ethics of the UBS Group

Business division(s)	Highest organizational unit of the business, consisting of (i) Global Wealth Management & Business Banking, (ii) the Investment Bank and (iii) Global Asset Management

Business regulations	(i) Regulations issued by the business divisions or the Corporate Center and approved by the GEB as well as, if any, (ii) regulations issued directly by the GEB organizing the business within the authorities and responsibilities either allocated to the GEB or, subject to mandatory provisions of Swiss law, not allocated by the AoA, these ORs and its annexes to any other person or body

Chairman (or Board Chairman)	The Board member who is elected by the Board to be Chairman

Chairperson	Chairman, Vice Chairman or any other Board member presiding over a Board meeting

Circular resolution(s)	Resolution(s) in writing, made pursuant to the rules set out in section 7.5

CO	Swiss Code of Obligations

Committee(s)	Committee(s) of the Board as set out in section 2.1 (see also AC, SC, RC, GNC, HRCC, CRC)

Committee chairman/ Committee chairmen	Chairman/chairmen of a committee/committees

Committees charter	Annex C of the ORs which set out the objectives, composition and responsibilities of the committee(s)

Committee(s) member(s)	Member of a committee/members of committees

Committee meeting(s)	Meeting of a committee/meetings of committees

Company Secretary	Secretary of the Board, elected by the Board pursuant to section 13.1

Conflict of interest	Any personal interest, or the interest of a closely related person or company, that a Board member might have in a particular matter and which does or might be regarded to conflict with the interests of the UBS Group

Corporate body/ Corporate bodies	The Board and bodies of UBS exercising delegated Board functions, such as all Board committees, the GEB, the Group IA or other bodies mentioned in these ORs

Corporate Center	Organizational unit where all staff working for (i) any of the EC members or (ii) for selected shared services, if any, is employed

CRC	Corporate Responsibility Committee

Deputy	The Vice Chairman who is elected by the Board to act as deputy of the Chairman in his absence

Divisional CEOs	Divisional CEOs are the leaders of the respective business divisions and their responsibilities and authorities are set out in sections 22.4 and 22.5 and in the respective business regulations; they are GEB members

EC	Executive Committee

EC member(s)	Member(s) of the EC

EC meeting(s)	Meeting(s) of the EC

EGM(s)	Extraordinary general meeting(s) of the shareholders

Executive/executives	One or all of the following: the Group CEO, any GEB member, head Group IA and Company Secretary

Executive compensation programs	The compensation program for executives, approved annually by the HRCC, including all compensation plan awards granted thereunder

External auditors	External auditors of UBS

Financial statements	Quarterly and annual financial statements including among others the disclosure under “Management’s Discussion & Analysis” and the 6K Report to the Securities and Exchange Commission and any formal announcements relating to the UBS Group’s performance

GEB	Group Executive Board

GEB member(s)	Member(s) of the GEB

GEB meeting(s)	Meeting(s) of the GEB

GNC	Governance and Nominating Committee

Group CEO	Group Chief Executive Officer

Group CFO	Group Chief Financial Officer

Group CRO	Group Chief Risk Officer

Group GC	Group General Counsel

Group IA	Group Internal Audit

Head Group IA	Head of Group IA

HR	Human Resources

HRCC	Human Resources and Compensation Committee

IFRS	International Finance Reporting System, enacted by the international accounting standard board, as they may be amended or replaced from time to time

Minutes	Minutes of a Board meeting as further defined in section 6.9 or minutes of a committee meeting or of a GEB or EC meeting which have to fulfil the same requirements as minutes of a Board meeting

ORs	Organization Regulations of UBS including the annexes, which are an integral part of these

RC	Risk Committee

RC chairman	Chairman of the RC

RC members	Members of the RC

Regional CEOs	Regional CEOs assume Group-wide regional responsibility as set out in sections 22.2, 22.3 and 22.5 and in the terms of reference; they are GEB members

SC	Strategy Committee

SFBC	Swiss Federal Banking Commission

Shareholders	Shareholders of UBS

SID	Senior Independent Director elected in this capacity by the Board

Stakeholders	Persons, groups, or organizations who have a direct or indirect stake in UBS or the UBS Group and may, as a result, affect or be affected by UBS’s or the UBS Group’s actions, objectives, and policies

Subsidiary/subsidiaries	Entities which are controlled by UBS and are consolidated for the purpose of UBS’s Group accounts

Treasury	The treasury function of UBS which is responsible for the efficient management of UBS’s financial resources, including balance sheet and capital management, interest rate and currency management, liquidity and funding management

UBS	UBS AG

UBS Group	UBS and its subsidiaries

USD	Dollars of the United States

Vice Chairman/	The Board member who is, or the Board members who are, elected by the Board to be a
Vice Chairmen	Vice Chairman/the Vice Chairmen

List of Annexes

Annex A | Organizational Chart of UBS AG
Annex B | Responsibilities and Authorities
Annex C | Charter for the Committees of the Board of Directors of UBS AG
Annex D | Role Profiles and Role Expectations

Introduction

Introduction

1	Basis and Purpose

1.1	These organization regulations (the “ORs”) are enacted by the Board of Directors of UBS (the “Board”) pursuant to article 716b of the Swiss Code of Obligations (the “CO”) and articles 24 and 26 of the Articles of Association of UBS (the “AoA”).			Basis

1.2	The purpose of these ORs is:			Purpose
	(i)	to implement and supplement rules contained:
		(a)	in laws applicable to UBS and the business,
		(b)	in regulatory and stock exchange rules, and
		(c)	in the AoA with regard to the governance of UBS; and
	(ii)	to define the functions, responsibilities and authorities of UBS’s corporate bodies and executives, in each case having regard to applicable codes of best practice.

2	Organization of UBS

2.1	UBS and the business are organized as follows:			Organization
	(i)	The Board, under the leadership of the Chairman, sets the strategy of the UBS Group and exercises the ultimate supervision over management, elects the Group CEO and certain other senior executives and performs the other duties described in these ORs.		in General
	(ii)	Except as otherwise provided by applicable laws, rules and regulations, the AoA or these ORs, the management of the UBS Group is delegated to the Group Executive Board (the “GEB”) under the leadership of the Group CEO. The GEB may delegate such matters in the business regulations. The GEB includes (but with distinct authorities and responsibilities) the EC (see section 17), the EC members (see sections 18 to 21), the regional and divisional CEOs (see section 22) and such further GEB members as the Group CEO may decide.
	(iii)	The Board establishes the following committees to assist in the performance of its responsibilities:
		(a)	the Audit Committee (the “AC”);
		(b)	the Corporate Responsibility Committee (the “CRC”);
		(c)	the Governance and Nominating Committee (the “GNC”);
		(d)	the Human Resources and Compensation Committee (the “HRCC”);
		(e)	the Risk Committee (the “RC”); and
		(f)	the Strategy Committee (the “SC”),
with the respective responsibilities and authorities described in these ORs and set out in Annex C.

2.2	The organizational chart of UBS is shown in Annex A. The responsibilities and authorities of the corporate bodies and executives are set out in Annex B. Annex C sets out the objectives, composition, responsibilities and authorities of the committees and Annex D describes the role profiles of Board and committee members.	Responsibilities of Corporate Bodies, Board Members and other Executives

2.3	UBS fulfils strategic, financial and management functions not only for itself, but also with respect to the UBS Group. Notwithstanding this, the legal independence of all subsidiaries and the provisions of applicable local laws, rules and regulations relating to them must be observed to the extent legally required.	UBS Group

2.4	The business is organized in business divisions and / or other structures as the Group CEO and under the Group CEO’s leadership the GEB and the EC consider appropriate for the effective management of the business. This organization must be detailed in the business regulations. Each subsidiary is allocated to a single business division or the Corporate Center and has its own regulations which must be in line with the ORs and be admissible under applicable local laws, rules and regulations.	Organization of the Business

Board of Directors

Board of Directors

3	Board Membership

3.1	The Board proposes for election by the shareholders such persons who have been recommended by the GNC after consultation with the Chairman. In making such recommendations the GNC and the Board must have regard to the criteria set out in Annex D and the need for appointments to the committees in accordance with Annex C.	Election Proposal to AGM

3.2	The Board’s proposal for election must be such that three quarters of the Board members will, following election, be independent. For this purpose, independence will be determined by (a) the SFBC circular 06/6 “Supervision and Internal Control”, (b) the New York Stock Exchange rules and (c) the rules and regulations of other securities exchanges on which UBS shares are listed (in each case as they may be amended or replaced from time to time), applying the stricter standard. There must furthermore be a sufficient number of Board members who meet the independence criteria for the committees members set out in section 2 of Annex C. While the Chairman does not need to be independent, at least one of the Vice Chairmen must be.	Independence of Board Members

3.3	Each Board member must notify the Chairman and the GNC immediately if his circumstances change in a manner that may affect his independence.	Notification Duty

4	Constitution

4.1	The Board consists of 6 to 12 Board members as per article 18 AoA.	Number of Members

4.2	The term of office for each Board member is one year pursuant to article 19(1) AoA. Subject to election by shareholders, Board members are normally expected to serve for a minimum of three years. No Board member can continue to serve beyond the AGM held in the calendar year following such Board member’s sixty-fifth birthday; in exceptional circumstances the Board can extend this age to 70.	Term of Office

4.3	The Board constitutes itself at its first meeting following the AGM. In this meeting the Chairman, the Vice Chairmen, the deputy, the Senior Independent Director (the “SID”) and the committee chairmen and the committees members are elected among and by the Board members. The Board may remove these Board members from their special functions at any time.	Constitutional Meeting

5	Responsibilities and Authorities

5.1	The Board has the responsibilities and authorities set out in these ORs, in particular in Annex B and Annex D. Compulsory provisions of applicable laws, rules and regulations or rules contained in the AoA override the ORs.	In General

5.2	The Board has ultimate responsibility for the success of the UBS Group and delivering sustainable shareholder value within a framework of prudent and effective controls which enables risk to be assessed and managed. The Board sets the UBS Group’s strategic aims, ensures that the necessary financial and human resources are in place for the UBS Group to meet its objectives and reviews management performance. The Board sets the UBS Group’s values and standards and ensures that its obligations to its shareholders and others are met.	Ultimate Responsibility

5.3	The Board’s ultimate responsibility for strategy and financial success includes in particular:		Strategy and
	(i)	determining the business strategy taking into account the information, proposals and alternatives presented by the GEB;	Financial Success
	(ii)	setting the risk profile and the risk capacities of the UBS Group;
	(iii)	setting financial objectives and approving, via the budget and financial planning process, the necessary means to achieve these objectives, including approving a capital allocation framework;
	(iv)	deciding on the UBS Group entering into substantial new business areas or exiting from an existing business area, in each case insofar as not covered by the current approved strategic framework;
	(v)	deciding on major acquisitions, mergers, disposals or capital expenditure; and
	(vi)	approving all matters and business decisions where such decisions exceed the authority delegated by the Board to the committees, the GEB or the Group CEO.

5.4	With respect to the ultimate responsibility for finance, the Board has in particular the following duties:		Finance
	(i)	lay down principles for accounting, financial and risk control and approve significant changes to them;
	(ii)	review and approve annually the financial business plan;
	(iii)	review and approve the annual and quarterly financial statements of UBS;
	(iv)	review and approve the annual report of UBS prior to its submission to the AGM; and
	(v)	review and approve results announcements and announcements giving guidance as to financial performance.

5.5	With respect to the organization of the business, the Board is in particular responsible for:		Organization
	(i)	approving and regularly reviewing the governance principles and the management structures as set out in the ORs;
	(ii)	approving the framework of the internal control system;
	(iii)	issuing regulations for the Group IA;
	(iv)	approving and regularly reviewing internal regulations (including these ORs) with respect to:
(a) financial, legal and regulatory matters (including risk, investment and compliance policies);
(b) personnel matters; and
(c) communication and investor relations matters;
	(v)	appointing and removing the Group CEO, the Group CFO, the Group CRO, the Group GC and the head Group IA, reviewing performance and planning succession; and
	(vi)	approving the compensation policy of UBS Group.

5.6	The Board supervises the management in particular with regard to:		Supervision
	(i)	The latter’s performance in meeting agreed goals and objectives; and
	(ii)	the compliance with applicable laws, rules and regulations.

5.7	The Board has a duty to convene AGMs and EGMs and to decide on proposals to be made to the shareholders as well as a duty, insofar as consistent with applicable law, to implement resolutions adopted by the shareholders.		Meetings of the Shareholders

5.8	In case of financial difficulties or insufficient equity, the Board must undertake all steps required by Swiss banking law and by article 725 CO.		Loss of Equity

5.9	The Board takes the legally required decisions in connection with increasing or reducing the share capital of UBS.		Share Capital

Board of Directors

5.10	The Board may also take decisions on all matters which are not expressly reserved to the shareholders or to another corporate body or executive by law, by the AoA or these ORs.	Further Authorities

5.11	The Board, by these ORs, delegates certain of its responsibilities and authorities to the committees and to the GEB.	Delegation

5.12	The Board and the committees may, in performing their duties, take advice from third parties where they consider this to be in the best interests of UBS or the UBS Group.	Advice from Third Persons

6	Meetings

6.1	The Board meets as often as the business requires, and at least six times a year.	Number of Meetings

6.2	Extraordinary Board meetings can be convened by the Chairman or are convened upon written request (by regular mail, e-mail or facsimile) of any Board member or the Group CEO addressed to the Chairman. Upon such a request, the Chairman calls a Board meeting in accordance with sections 6.3 and 6.4 within 7 business days.	Request of a Meeting

6.3	The Chairman or, if he is absent, one of the Vice Chairmen invites the Board members to the Board meetings in writing (by regular mail, e-mail or facsimile).	Invitation

6.4	The invitation contains the agenda and must be sent to Board members and other attendees at least 5 business days prior to the date of the Board meeting together with all necessary supporting material. In cases of urgency (as determined by the Chairman in his discretion) a Board meeting may be held on shorter notice.	Agenda and Notice Period

6.5	Board meetings are chaired by the Chairman or, in his absence, by a Vice Chairman designated to act as his deputy or, in his absence or if there is none, by the SID or, in his absence, by another Board member selected by the Board members present.	Chairman of the Meetings

6.6	The Board may hold Board meetings as determined by the chairperson:	Presence of
	(i) with or without the participation of the Group CEO and all or some of the other GEB members;	Third Parties
(ii) without participation of the Chairman (e.g. for issues such as Chairman compensation or evaluation), such Board meetings being called by one of the Vice Chairmen; and
(iii) with the participation of other persons, who are invited to attend.

6.7	The SID organizes and leads, at least annually, a meeting of the independent Board members without the presence of the Chairman.	Meeting of the Independent Board Members

6.8	Board meetings may be held by telephone or video conference.	Meeting Format

6.9	The minutes contain all Board resolutions taken and reflect in a general manner the considerations which led to the decisions taken; dissenting opinions of, and votes cast by, Board members must also be reflected in the minutes.	Minutes of the Board

6.10	The minutes must be signed by the chairperson and the Company Secretary and must be made available for review prior to and approved at the next Board meeting. Board members are entitled to examine the Board minutes of any Board meeting at any time.	Form of Minutes, Inspection Rights

7	Resolutions

7.1	Subject to section 7.2 the presence of the Chairman or at least one of the Vice Chairmen, as well as the majority of the Board members, in person or by telephone- or video-conference are required for the passing of valid Board resolutions. If this quorum is not present, the chairperson or the Chairman can seek a circular resolution of the Board (see section 7.5).	Quorum of Attendance

7.2	No quorum is required for Board resolutions relating to the implementation of capital increases (article 22(2) AoA).	Special Quorum

7.3	Board resolutions are passed by an absolute majority of the votes cast; in case of a tie, the chairperson has, in addition to his normal vote, a second casting vote (article 22(1) AoA).	Quorum of Resolutions/ Casting Vote

7.4	Where urgent matters arise after a Board meeting has already been convened (the determination of urgency being made by the chairperson in his discretion), such matters may be discussed at a Board meeting and Board resolutions taken if a majority of all Board members present agree.	Resolutions on Items not on the Agenda

7.5	In urgent cases, Board resolutions may be passed in writing (including by e-mail or facsimile). A proposal for a circular resolution must be communicated to all Board members and is only deemed to have passed if:	Resolutions by Circular Letter
(i) more than two thirds of all Board members cast a vote or give written notice that they abstain;
(ii) an absolute majority of all Board members casting a vote approve the proposed resolution; and
(iii) no Board member requests a Board meeting in relation to the subject matter of the proposed Board resolution within 3 business days of receiving notice of the proposal.

7.6	Any circular resolution is as binding as a Board resolution adopted at a Board meeting and must be recorded under a separate title in the Board minutes prepared pursuant to sections 6.9 and 6.10 for the next Board meeting.	Effect of such Resolutions

8	Conflicts of Interest

8.1	The Board members arrange their personal and business affairs so as to avoid, as far as possible, a conflict of interest.	General Standard

8.2	Each Board member must disclose to the Chairman any conflict of interest arising generally or relating to any matter to be discussed at a Board meeting, as soon as he becomes aware of its existence.	Disclosure of Conflicts of Interest

8.3	Subject to the exceptional circumstances in which the best interest of UBS dictates otherwise, the Board member under a conflict of interest shall not participate in discussions and decision-making involving the interest at stake. The Chairman must advise the Board of the conflict of interest. In the event of a doubt, he shall request the Board to determine whether a conflict of interest or exceptional circumstances exist.	Procedural Measures

Board of Directors

9	Information Rights

9.1	Board members have access to all information concerning the business and the affairs of the UBS Group as may be necessary or helpful for them to fulfil their duties as Board members.	Right of Information

9.2	At Board meetings, any Board member is entitled to request information on any matter relating to the UBS Group regardless of the agenda and the Board or GEB members present must provide such information to the best of their knowledge.	Request for Information during Board Meetings

9.3	Should a Board member require information or wish to review documents outside a Board meeting, he must address his request – routed through the Company Secretary – to the Chairman.	Request for Information outside of Board Meetings

10	Board Self-Assessment

10.1	At least annually, the Board reviews, on the basis of an assessment conducted by the GNC, its own performance, as well as the performance of each of the committees. Such review seeks to determine whether the Board and the committees function effectively and efficiently.	Board Self- Assessment

10.2	The GNC also arranges a performance evaluation for each individual Board member; the individual feedback for Board members is given by the Chairman and, in the case of the Chairman, by the SID. In light of the annual performance evaluation, the Board must consider whether any changes should be made to the membership of the Board or of the committees.	Individual Performance

11	Chairman

11.1	The Board elects the Chairman.	Appointment

11.2	The Chairman leads the Board; he in particular calls Board meetings and sets their agenda. The Chairman aims to ensure the effectiveness of the Board, with the right balance between the time the Board allocates to strategic and supervisory functions.	In General

11.3	The Chairman presides over the AGMs and EGMs and answers questions from shareholders.	Shareholders’ Meetings

11.4	The Chairman coordinates, together with the committee chairmen, the work of all committees. He chairs the SC and CRC and may attend the meetings of other committees in consultation with the relevant committee chairman.	Coordination of Committee Work and Chairman’s Attendance

11.5	The Chairman, together with the Group CEO, is responsible for ensuring effective communication with shareholders and with stakeholders including government officials, regulators and public organizations. He is the primary representative of the Board and, together with the Group CEO, of the UBS Group in interaction with the media; other Board members may discuss UBS Group matters with the media with the approval of the Chairman, whether generally or in respect of specific topics. The SID ensures the communication with those shareholders who wish to conduct discussions with an independent Board member.	Outside Communication

11.6	The Chairman establishes and keeps a close working relationship with the Group CEO and the other GEB members, providing advice and support to them while respecting the fact that day-to-day management responsibility is delegated to the GEB under these ORs. He also facilitates a constructive relationship between the Board and the Group CEO and other GEB members.	Relationship with Management

11.7	Full details of the responsibilities and authorities delegated to the Chairman are set out in Annex B and in Annex D.	Further Duties

12	Vice Chairmen and Senior Independent Director

12.1	The Board elects one or more Vice Chairman / Vice Chairmen. At least one Vice Chairman must be independent. If there is only one Vice Chairman, he will act as SID and as deputy. If the Board elects more than one Vice Chairman, it will elect one of them, who must be independent, as SID and another as deputy.	Appointment

12.2	Full details of the responsibilities and authorities delegated to the Vice Chairman/Vice Chairmen, the deputy and the SID are set out in Annex B and in Annex D. Further duties of the SID follow from sections 6.7, 10.2, 11.5 and 16.8.	Duties

13	Company Secretary

13.1	The Board elects a Company Secretary who acts as a secretary to the Board and its committees. The Company Secretary is appointed by the Board.	Appointment and Function

13.2	The Company Secretary keeps the Board minutes and the committee minutes and assists the Board, the Chairman, the Vice Chairmen and the committees to coordinate and fulfil their duties and assignments.	Responsibilities and Authorities

13.3	The Company Secretary manages the staff supporting the Board and reports to the Chairman.	Staff and Reporting

13.4	The Company Secretary is responsible for keeping the official documents of UBS including its official seal.	Official Documents

14	Board Committees

14.1	The Board appoints the committee members and the committee chairmen.	Appointment

14.2	Based on articles 24 and 26 of the AoA, the Board delegates certain responsibilities and authorities to the committees pursuant to Annex B and Annex C. In areas where the compulsory provisions of any laws, rules and regulations do not allow a delegation of Board responsibilities, the resolutions of the committees have the character of recommendations to the Board.	Responsibilities and Authorities

Management

Management

15	Delegation

15.1	Except as otherwise provided for by applicable laws, rules and regulations, the AoA or these ORs, the Board delegates the management of the business as set out in section 2.1 (ii).	Delegation of Management

15.2	Pursuant to section 2.4, the Group CEO and under the Group CEO’s leadership the GEB and the EC may in turn further delegate in the business regulations certain duties and responsibilities to other executives and may empower them to further delegate their duties and responsibilities to other executives of the UBS Group. Each delegation must be in writing and clear rules on responsibilities, authorities and accountabilities must be established.	Further Delegation by the GEB

15.3	The GEB and/or the EC will establish arrangements to ensure that decisions are made in any urgent business matter should the responsible executive be unable to act.	Urgent Matters

15.4	No person has any responsibility for or may participate in any matter, if such responsibility or participation would cause such person or any entity within the UBS Group to violate any laws, rules or regulations to which such person or entity is subject.	Reservation of Applicable Laws, Rules and Regulations

16	Group Executive Board

16.1	The GEB includes as a minimum the Group CEO, the Group CFO, the Group CRO, the Group GC and the regional and divisional CEOs and such GEB members as the Group CEO may decide.	Composition

16.2	All GEB members (with the exception of the Group CEO) are proposed by the Group CEO and the Board approves the appointments of the Group CEO, the Group CFO, the Group CRO and the Group GC; the HRCC approves all other GEB members including the appointments of the regional and divisional CEOs.	Appointment

16.3	Under the leadership of the Group CEO, the GEB (except for management responsibility delegated herein or in Annex B to the EC, the EC members and the regional and divisional CEOs) has executive management responsibility for the UBS Group and its business. It assumes overall responsibility for the development of the UBS Group’s and the business divisions’ strategies and the implementation of approved strategies. The GEB is not responsible for the selection, instruction and supervision of persons entrusted with management authority by either the AoA, these ORs and its annexes or the business regulations inasmuch as authorities and responsibilities are delegated to the Group CEO, the EC, EC members or the divisional or regional CEOs.	Responsibilities and Authorities

16.4	Under the leadership of the Group CEO, the GEB prepares in its competence area (see sections 16.3 and 16.5) proposals for approval by the Board and supports the Board in its decision-making process (see also section 17.3).	Preparation of Board Decisions

16.5	Subject to mandatory provisions of Swiss law, the GEB is furthermore responsible for all management matters not reserved by the AoA or the ORs to any other person or body. As set out in section 2.1 (ii) the GEB may delegate such matters, either by issuing its own business regulations or by approving business regulations issued by the business divisions or the Corporate Center. Details of the responsibilities and authorities delegated to the GEB are set out in Annex B and are based on article 30 of the AoA.	Further Duties

16.6	Generally, the GEB meets at least once every month (sections 6.3, 6.4, 6.5 and 6.8 apply mutatis mutandis to such meetings). Extraordinary GEB meetings will be called by the Group CEO as required or held at the request of one GEB member (section 6.2 applies mutatis mutandis to the calling of such extraordinary meeting).	Meetings

16.7	A majority of GEB members are required to be present at a GEB meeting either in person or by telephone or video conference, in order to form the necessary quorum.	Quorum

16.8	The resolutions of the GEB are taken by the majority of the GEB members present. In case of a tie, the Group CEO has, in addition to his normal vote, a second casting vote. Furthermore, the Group CEO has the power to overrule any GEB resolution. If the Group CEO exercises this power, he must inform the Chairman and the SID immediately.	Resolutions

16.9	Minutes are taken of all GEB meetings. They contain all resolutions taken by the GEB and reflect in a general manner the considerations which led to the decisions; dissenting opinions of, and votes cast by, individual GEB members must also be reflected in the GEB minutes. The minutes are sent to all GEB members and to the Chairman. Board members may inspect the GEB minutes in accordance with section 6.10.	Minutes

16.10	With respect to circular resolutions of the GEB, sections 7.5 and 7.6 apply mutatis mutandis.	Circular Resolutions

16.11	In urgent matters, and if it is not feasible to call a telephone or video conference nor to proceed by circular resolution within the available time, the Group CEO may, together with two other GEB members, take decisions which have the effect of GEB resolutions. Non-reachable GEB members must be informed as soon as possible.	Urgent Matters

16.12	Section 8 on conflict of interest applies mutatis mutandis, the Group CEO assuming for the GEB the same role as the Chairman for the Board.	Conflicts of Interest

17	Executive Committee

17.1	The EC consists of the Group CEO, the Group CFO, the Group CRO and the Group GC.	Composition

17.2	Under the leadership of the Group CEO, the EC is responsible for the allocation of the UBS Group’s financial resources to the business divisions, i.e. the capital, the terms and availability of funding and the risk capacity and parameters within the limits set by the Board. In addition, it will evaluate and monitor the performance targets for the business divisions set by the Board and the EC.	Responsibilities and Authorities in General

17.3	Under the leadership of the Group CEO, the EC prepares within the limits of its responsibilities and authorities (see sections 17.2 and 17.4) proposals for approval by the Board and supports the Board in its decision-making process (see also section 16.4).	Preparation of Board Decisions

17.4	Further details of the responsibilities and authorities delegated to the EC are set out in Annex B and in the business regulations.	Further Duties

17.5	With respect to EC meetings, quorum, resolutions, minutes, circular resolutions, urgent matters and conflict of interest, sections 16.6 to 16.12 apply mutatis mutandis.	Meetings and Procedural Issues

17.6	The Group CEO is responsible for the reporting of matters in the competence area of the EC to the Chairman and the Board (see section 18.6). The Group CEO (and not the GEB) is responsible that the EC fulfils its tasks and assumes its responsibilities.	Reporting

Management

17.7	The EC constitutes itself as the risk council. The respective divisional CEO will always be present. In this function, the EC has overall responsibility for establishing and supervising the implementation of risk management and control principles, for approving the core risk policies as proposed by the Group CRO and for controlling the risk profile of UBS Group as a whole as determined by the Board and the RC.	EC as Risk Council

18	Group Chief Executive Officer

18.1	The Group CEO is appointed by the Board upon proposal of the Chairman and the GNC.	Appointment

18.2	The Group CEO is the highest executive officer of the UBS Group and has responsibility and accountability for the management and performance of the UBS Group. The GEB acts under his leadership.	Function

18.3	The Group CEO sets the business and corporate agenda, ensures high-quality and timely decision-making and controls implementation of decisions taken. He ensures alignment of the individual GEB members to the business and corporate agenda. He supports and advises leaders of all organizational units as established in the business regulations and fosters an integrated entrepreneurial leadership spirit across the UBS Group. The Group CEO assumes a leading role in preparing the Board’s consideration of UBS’s strategy, UBS’s risk philosophy and compensation principles. He is responsible for planning succession at GEB level and for maintaining UBS’s reputation. He represents, in coordination with the Chairman, UBS in contacts with important investors, clients and other stakeholders, as well as to the general public (see also section 11.5).	Main Responsibili- ties and Authorities

18.4	The Group CEO has an all-encompassing right to information about and examination of all matters handled in the business. He has the power to overrule any decisions taken by any management body including any decision by the GEB and the EC (see sections 16.8 and 17.5).	Right to Override Decisions

18.5	Further details of the responsibilities and authorities delegated to the Group CEO are set out in Annex B and his additional executive authorities will be set out in the business regulations.	Further Duties

18.6	The Group CEO ensures that the Chairman and the Board are kept informed in a timely and appropriate manner. The Group CEO (either personally or through any other GEB member) regularly reports to the Board at Board meetings (or outside of Board meetings) in a manner agreed with the Chairman on the current business development and on important business issues, including on all matters falling within the duties and responsibilities of the Board. Such reports must cover:	Reporting to the Board
(i) the current business developments including:
(a) key performance indicators on the core business of the UBS Group;
(b) existing and emerging risks; and
(c) updates on developments in important markets and of peers;
(ii) within an appropriate time quarterly and monthly reports on the profit and loss situation, cash flow and balance sheet development, investments, personnel and other pertinent data of the UBS Group;
(iii) changes in executives; and
(iv) information on all issues which may affect the supervisory or control function of the Board, including the internal control system.

19	Group Chief Financial Officer

19.1	The appointment of the Group CFO is approved by the Board upon proposal of the Group CEO and the HRCC.	Appointment

19.2	The Group CFO is responsible for transparency in, and appraisal of, the financial performance of the UBS Group and the business divisions, for the UBS Group’s financial reporting, forecasting, planning and controlling processes as well as for providing advise on financial aspects of strategic plans and mergers, acquisitions, disposals and other transactions. He ensures high quality and timely reporting in line with regulatory requirements, corporate governance standards and global best practice. The Group CFO has functional management responsibility and joint line management authority with the divisional CEOs over the business divisions’ financial control functions. He directly manages the UBS Group level financial control functions. The Group CFO assumes responsibility for the management and control of UBS’s tax affairs. He is also responsible for treasury and capital management, including management and control of funding and liquidity risk and UBS’s regulatory capital ratios. Together with the AC he makes proposals to the Board regarding the standards for accounting adopted by UBS and defines the standards for financial reporting and disclosure. Together with the Group CEO he provides external certifications under sections 302 and 404 of the Sarbanes-Oxley Act 2002, and in coordination with the Group CEO manages relations with analysts and investors.	Responsibilities and Authorities

19.3	The Group CFO coordinates, under the supervision of the AC, the working relationships between Group IA and the external auditors.	Group IA and External Auditors

19.4	Further details of the responsibilities and authorities delegated to the Group CFO are set out in Annex B.	Further Duties

19.5	The Group CFO reports to the Group CEO and has an obligation to advise the Chairman as well as the AC or the RC on significant issues arising in the field of his responsibilities.	Reporting

20	Group Chief Risk Officer

20.1	The appointment of the Group CRO is approved by the Board upon proposal of the Group CEO and the HRCC.	Appointment

20.2	The Group CRO is responsible for the development and implementation of principles and appropriate independent control frameworks for credit, market and operational risks within the UBS Group. He is, in particular, responsible for the formulation, implementation and control of the risk reporting, risk control strategy and risk control standards and procedures of the UBS Group. He has functional management responsibility and joint line management authority with the divisional CEOs over the business divisions’ risk control functions. He directly manages the UBS Group level risk control functions. The Group CRO assumes responsibility for the implementation of the risk control mechanisms as determined by the Board, the RC, the GEB or the Group CEO. He approves transactions, positions, exposures, and provisions in accordance with the risk control authorities delegated to him.	Responsibilities and Authorities

20.3	Further details of the responsibilities and authorities delegated to the Group CRO are set out in Annex B.	Further Duties

20.4	The Group CRO reports to the Group CEO and has an obligation to advise the Chairman as well as the RC on significant issues arising in the field of his responsibilities.	Reporting

Management

21	Group General Counsel

21.1	The appointment of the Group GC is approved by the Board upon proposal of the Group CEO and the HRCC.	Appointment

21.2	The Group GC has functional management responsibility and joint line management authority with the divisional CEOs over the business divisions’ legal and compliance control functions. He directly manages the UBS Group level legal and compliance control functions.	Responsibilities and Authorities

21.3	Full details of the delegated responsibilities and authorities to the Group GC are set out in Annex B.	Further Duties

21.4	The Group GC reports to the Group CEO and has an obligation to advise the Chairman as well as the AC or the RC on significant issues arising in the field of his responsibilities.	Reporting

22	Regional and Divisional CEOs

22.1	The appointments of the regional CEOs and divisional CEOs are approved by the HRCC upon proposal of the Group CEO.	Appointment

22.2	The regional CEOs are responsible for cross-divisional collaboration and assume Group-wide regional regulatory responsibility and represent the UBS Group to the broader public in their regions.	Responsibilities and Authorities of the Regional CEOs

22.3	The regional CEOs have a veto power over decisions made by the divisional CEOs and/or by the members of the business divisions in respect to all business activities with regulatory or reputational impact in their respective regions. If a regional CEO exercises this power, he must inform the Group CEO as appropriate. In case of a continuous disagreement between a regional and a divisional CEO, the Group CEO has to decide.	Veto Power of the Regional CEOs

22.4	The divisional CEOs are responsible for their dedicated capital resources, their people, their infrastructure and for the success, results and value of their business division for the shareholders. They furthermore have joint line management with the Group CRO over their business divisions’ risk control functions.	Responsibilities and Authorities of the Divisional CEOs

22.5	Further details of the responsibilities and authorities delegated to the regional CEOs and the divisional CEOs are set out in Annex B as well as in the terms of reference for the regional CEOs and in the business regulations for the divisional CEOs.	Further Duties

22.6	The regional and the divisional CEOs report to the Group CEO. The Group CEO (and not the GEB or the EC) is responsible that they fulfil their tasks and assume their responsibilities.	Reporting

Group Internal Audit

Group Internal Audit

23	Organization

23.1	Group IA performs the internal audit function for the entire UBS Group. The head Group IA is appointed by the Board upon proposal of the Chairman and the RC, in consultation with the AC.	Appointment

23.2	The RC may order special audits to be conducted. Board members, Board committees or the Group CEO may submit requests for such audits to the RC. If there is any doubt whether such a request is justified, the question must be submitted to the Board.	Special Audits

24	Responsibilities, Authorities and Reporting

24.1	Group IA monitors compliance with legal and regulatory requirements, with the provisions of the AoA, and with internal policies including these ORs. It specifically verifies or assesses whether the internal controls are commensurate with the risks and are working effectively, whether activities within the UBS Group are being conducted and recorded properly, correctly and fully, and whether the organization of operations, including information technology, is efficient and the information is reliable.	Duties in General

24.2	Full details of the role, responsibilities and authorities of Group IA are set out in the charter for the Group IA, which is approved by the Board.	Charter

24.3	Group IA possesses unrestricted auditing rights within the UBS Group; it has access at all times to all accounts, books and records. It must be provided with all information and data needed to fulfil its auditing duties.	Access Rights

24.4	Group IA is independent in its reporting and is not subject to any instructions and its power to audit is unrestricted.	Independency

24.5	The Group IA reports to the Chairman and to the RC in line with the responsibilities of the RC as set forth in Annex C. The AC must be informed on the audit results of the internal audit and be in regular contact with the head Group IA.	Reporting

Special Provisions

Special Provisions

25	Authority to Sign

25.1	The following persons are authorized to sign, jointly with another authorized signatory, on behalf of UBS:		In General
	(i)	the Chairman and the Vice Chairmen;
	(ii)	each of the GEB members;
	(iii)	the head Group IA and the Company Secretary;
	(iv)	each of the managing directors, executive directors and directors or senior staff with equivalent ranks; and
	(iv)	each of the associate directors (with respect to the business division Global Wealth Management & Business Banking also “Prokuristen” and “Handlungsbevollmäch-tigte”).

25.2	The authority to sign for UBS encompasses:		Reach
	(i)	all its branches worldwide for the Chairman, the Vice Chairmen, the GEB members; and
	(ii)	the respective business area and jurisdiction for all other signatories.

25.3	The Group GC issues a UBS Group signing policy, specifying all details, including but not limited to extended signature authorities, exceptions to the joint signature authority, dual signature authorities and the authority of signatories of UBS to sign for subsidiaries. In addition, subsidiaries establish their respective rules, according to compulsory provisions of local law, rules and regulations.		Policy

26	Form of Signature

26.1	All authorized signatories sign by adding their signature to the name of the legal entity on whose behalf they act.		Signature Form

27	Conduct of the Board Members and the Executives

27.1	Each Board member and all executives are under a duty to carry out their responsibilities with due care and to safeguard and further the interests of UBS and of all of its shareholders.	Duty of Care and Loyalty

27.2	Section 8 also applies to the decision-making processes of all executives of UBS mutatis mutandis.	Conflicts of Interest

27.3	Each Board member and executive at all times keeps strictly confidential all information – except information which is already in the public domain – relating to the UBS Group which he has learned during the performance of his duties. Such information can only be disclosed to third parties with prior written clearance from the Chairman or the Group CEO. This obligation and duty continues even after the term of office of the Board member and the executive has expired for as long as the relevant information remains confidential.	Duty of Confidentiality

27.4	If a Board member or an executive becomes aware of the fact that he may receive a financial or non-financial benefit as a result of his employment with UBS other than any salary, remuneration or other benefit from UBS, such person must:	Benefits of Board Members and Executives
(i) in the case of a Board member or the Group CEO promptly inform the Board; and
(ii) in the case of an executive other than the Group CEO promptly inform the Group CEO.

28	Entry into Force; Amendments

28.1	These ORs replace the former regulations governing the internal organization of UBS of 1 July 2008 and come into effect on 1 January 2009, based on a Board resolution dated 4 December 2008.	Entry into Force

28.2	These ORs may be amended by the Board only with the approval of the SFBC.	Amendments

UBS AG
P.O. Box, CH-8098 Zurich
P.O. Box, CH-4002 Basel

www.ubs.com

Organization Regulations of UBS AG

Annex A | Organizational Chart of UBS AG
Annex B | Responsibilities and Authorities
Annex C | Charter for the Committees of the Board of Directors of UBS AG
Annex D | Role Profiles and Role Expectations

Valid as of 1 January 2009

Organizational Chart of UBS AG

Regulator
Shareholders
External Audit
Chairman
Board of Directors of UBS AG
Group Internal Audit
Audit Committee
Corporate Responsibility Committee
Governance and Nominating Committee
Human Resources and Compensation Committee
Risk Committee
Strategy Committee
CEO
Executive Committee
Group CFO
Group CRO
Group GC
Group Executive Board
Regional CEOs
Divisional CEOs
Asia Pacific
EMEA
Americas
Global Wealth Management & Business Banking
Investment Bank
Global Asset Management
Corporate Center

UBS AG
P.O. Box, CH-8098 Zurich
P.O. Box, CH-4002 Basel

www.ubs.com

Organization Regulations of UBS AG

Annex A | Organizational Chart of UBS AG
Annex B | Responsibilities and Authorities
Annex C | Charter for the Committees of the Board of Directors of UBS AG
Annex D | Role Profiles and Role Expectations

Valid as of 1 January 2009

1

Abbreviations and Explanations

Abbreviations and Explanations

Abbreviations and Definitions

All references to amounts are in million CHF unless specified otherwise.

A	Approval

I	Information

P	Proposal

X	Proposal and approval authority (= initiative and execution) attributed

AGM	Annual general meeting of shareholders

AoA	Articles of Association

AC	Audit Committee

BD	Business division(s)

BD function head(s)	Business division function head(s) have functional directive and functional authority within the respective BD, as specified in the respective business regulations

BoD	Board of Directors

CC	Corporate Center

CC COO	Chief Operating Officer of the Corporate Center

Chairman	Chairman of the Board of Directors

D	Director

Divisional CEO(s)	Divisional CEOs are the leaders of the respective BD and their responsibilities and authorities are set out in sections 22.4 and 22.5 ORs and in the respective business regulations; they are GEB members

EC	Executive Committee

EC member(s)	Member(s) of the EC

ED	Executive director

Executives	GEB members, head Group IA and Company Secretary

GEB	Group Executive Board

GNC	Governance and Nominating Committee

Group CA	Group Controlling & Accounting

Group CEO	Group Chief Executive Officer

Group CFO	Group Chief Financial Officer

Group CRO	Group Chief Risk Officer

Group function head(s)	Group function head(s) have functional directive and functional authority throughout UBS Group, as specified in the business regulations for the CC

Group GC	Group General Counsel

Group IA	Group Internal Audit

Group HR	Group Human Resources

GT	Group Treasurer

GWM & BB	Global Wealth Management & Business Banking

Head Group IA	Head of Group IA

HRCC	Human Resources and Compensation Committee

LSC	Legal Structure Committee

MD	Managing director (or equivalent)

ORs	Organization regulations

RC	Risk Committee

Regional CEO(s)	Regional CEOs assume Group-wide regional responsibility as set out in sections 22.2, 22.3 and 22.5 ORs and in the terms of reference; they are GEB members

SC	Strategy Committee

SFBC	Swiss Federal Banking Commission

SPE	Special purpose entity

Subsidiaries	Entities which are controlled by UBS and are consolidated for the purpose of UBS’s Group accounts

UBS AG	UBS

UBS Group	UBS and its subsidiaries

4

Responsibilities and Authorities

Responsibilities and Authorities

Chairman/
					BoD	Group
				BoD	Committees	CEO	EC	GEB	BDs	Remarks

1	Legal Structure and Organization
1.1	AoA			A*						*To be submitted to a general shareholders’ meeting for approval

1.2	Organization regulations, including annex delineating authorities, and regulations of Group IA			A*	P: GNC		P			*Subject to SFBC approval

1.3	Business regulations and regulations of CC				I: GNC		P	A	P

1.4	Charter for the committees of the BoD			A*	P*: GNC					*Subject to SFBC approval

1.5	Role profile and role expectations			A*	P*: GNC					*Subject to SFBC approval

1.6	Basic organizational structure of the UBS Group			A				P		Definition of basic structure (BDs)

1.7	Organizational structure of the BDs and the CC					A			P

1.8	Terms of reference for regional CEOs						P	A

1.9	Special committees for UBS Group purposes; definition of charter and appointment of members					A			P

2	Strategy
2.1	UBS Group strategy			A	P: SC	P

2.2	BD and CC strategies			A	P: SC			P	P

3	Personnel and Compensation
3.1	Appointments, removals and title ratification, performance assessment & succession

	3.1.1	Appointments and removals for senior management functions

		3.1.1.1	BoD members	A*	P: Chairman/ GNC					*To be submitted to a general shareholders' meeting for approval

		3.1.1.2	Chairman/members of the BoD committees	A	P*: Chairman/ GNC					*Except for Chairman's own appointment

		3.1.1.3	Group CEO	A	P: Chairman/ GNC

		3.1.1.4	Group CFO, Group CRO, Group GC	A	P: HRCC	P

		3.1.1.5	Other GEB members (including regional and divisional CEOs)		A: HRCC	P

		3.1.1.6	BD executive committees		I: Chairman/ HRCC	A			P: Divisional CEOs

	3.1.2	Appointment and dismissal or removal of Company Secretary and head Group IA

		3.1.2.1	Appointment and dismissal or removal of Company Secretary	A	P: Chairman

		3.1.2.2	Appointment and dismissal or removal of head Group IA	A	P: Chairman/ RC					In consultation with the AC

		3.1.2.3	Appointment and promotions of MDs of Group IA and office of the Company Secretary		A: Chairman					Proposals by head Group IA and Company Secretary

	3.1.3	New hire, promotion, title ratification and dismissal or removal of MD (or equivalent), ED, D and other management				A (MD*)		I (for MD or equivalent)	A	ED, D and other management can be further delegated *can be further delegated

	3.1.4	Standard employment and termination agreements

		3.1.4.1	Non-independent BoD		X: HRCC

		3.1.4.2	Group CEO		X: Chairman/ HRCC

		3.1.4.3	Other executives (excluding Group CEO)		A: HRCC	P

	3.1.5	Performance assessment and succession systems

		3.1.5.1	BoD/BoD committee as a whole	I	X: GNC

		3.1.5.2	BoD members		X: Chairman/ GNC

		3.1.5.3	Group CEO, Group CFO, Group CRO, Group GC	I	X: Chairman/ HRCC

6

Chairman/
					BoD	Group
				BoD	Committees	CEO	EC	GEB	BDs	Remarks

		3.1.5.4	Other executives (excluding those mentioned in 3.1.5.3)	I	X: HRCC*/Chairman**	P*				*For performance assessment, proposal and assessment authority with the Group CEO only **For head Group IA and Company Secretary, in consultation with the respective committee(s) of the BoD

3.2	Compensation plans, policies & governance

	3.2.1	UBS Group compensation & benefits principles		A	P: HRCC			P

	3.2.2	UBS Group compensation & benefits governance framework						A*	P (to Group HR)	*Approval of second-level policies (ancillary policies and documents relating to the management of specific components of compensation) can be delegated to Group HR

	3.2.3	Compensation & benefits policy, plan rules & compensation programs (new, material amendments or terminations)

		3.2.3.1	Independent BoD members	A: non-independent BoD	P*: Chairman					* The HRCC advises the Chairman accordingly

		3.2.3.2	Non-independent BoD members		X: HRCC

		3.2.3.3	Executives		A: HRCC	P

		3.2.3.4	All other employees		I: HRCC**			A*	P (to Group HR)	*Can be delegated to Group HR **If determined to be sufficiently material

	3.2.4	Establishment of new equity plans with significant use of UBS shares or related instruments		A	P: HRCC			P		Materiality determined by Group HR in consideration of financial, reputational or strategic impact. With respect to the use of UBS equity see also section 6

	3.2.5	Establishment of new compensation plans with a material financial, reputational or strategic impact		A	P: HRCC			P		Materiality determined by Group HR in consideration of financial, reputational or strategic impact

	3.2.6	Other compensation plans, policies and programs not covered in 3.2 above						X*	X*	*In accordance with guidelines & policies of Group HR. Materiality determined by Group HR

3.3	Benefits and retirement plans

	3.3.1	Establishment or change of benefits/retirement plans with a material financial, reputational or strategic impact			A: HRCC		P			Materiality determined by Group CFO in consultation with Group HR in consideration of financial, reputational or strategic impact and/or employee representatives

	3.3.2	Determination of funding guidelines for retirement benefits and funding decisions for plans with material asset levels					A: EC/ P: Group CFO

	3.3.3	Material increase in the annual cash funding for retirement plans					A		P	Materiality determined by Group CFO in consultation with Group HR

	3.3.4	Appointment of employer representatives for the Foundation Board of the Swiss Pension Fund			I: HRCC	P	A

	3.3.5	Appointment of company representatives to pension boards/trusts, countries outside Switzerland with material pension plans					A		P

	3.3.6	Other benefits and retirement plans not covered in 3.3.1 to 3.3.5					X*		X*	*In accordance with guidelines & policies of Group HR. Materiality determined by Group HR

3.4	Total compensation & benefits

	3.4.1	Total compensation & benefits for:

		3.4.1.1	Chairman of the BoD		X: HRCC

		3.4.1.2	Non-independent BoD members		X: HRCC

		3.4.1.3	Independent BoD members	A	P: Chairman/HRCC

		3.4.1.4	Group CEO		P: Chairman A: HRCC

7

Responsibilities and Authorities

Chairman/
					BoD	Group
				BoD	Committees	CEO	EC	GEB	BDs	Remarks

		3.4.1.5	Executives (excluding Group CEO)		A: HRCC/Chairman*	P				*For head Group IA and Company Secretary

		3.4.1.6	All new hires or existing employees with total annual compensation of USD 10 million or more		I: HRCC/Chairman	A		P: respective GEB member	P: Divisional CEOs

	3.4.2	Setting of final annual bonus pools for BDs and CC		I	A: HRCC	P

	3.4.3	Maximum number of options to be granted to employees in a given year or multi-year period		A			P

	3.4.4	Setting of stock option allocations for BDs			A: HRCC	P

4	Audit
4.1	External audit

	4.1.1	Appointment of auditors of UBS		A*	P: AC		P			*Proposal to be submitted to general shareholders meeting for approval; preparation of nomination by AC, supported by GEB and Group IA

	4.1.2	Appointment of auditors of UBS entities in Switzerland and abroad			A: AC		I: EC/ P: Group CFO			As determined in UBS Group policy “Use of services of UBS’s principal auditor and of other audit firms”, 1-P-000049

	4.1.3	Approval of UBS Group and statutory reports on financial statements		A*	P: AC		P			*For annual report see 5.2.2

4.2	Internal audit

	4.2.1	Determination of Group IA activities		I	A: RC		I			Proposal by head Group IA

	4.2.2	Group IA governance and activity reports			I: RC/AC		I			Proposal by head Group IA

	4.2.3	Individual internal audit reports			I: Chairman	I			I	Reports rated qualified or unsatisfactory as well as unrated reports with significant audit issues

5	Financial Planning and Reporting
5.1	Financial and business planning

	5.1.1	Business plan and annual budget of the UBS Group*		A	P: SC		P to GEB: Group CFO	P		*Business Plan refers to the five-year strategic plan (“5YSP”) of the UBS Group and annual budget refers to the one-year operating plan (“1YOP”) of the UBS Group

5.2	Financial reporting

	5.2.1	Consolidated and parent bank annual financial statements		A*	P: AC		P: EC/P to EC: Group CFO			*To be submitted to general shareholders’ meeting for approval

	5.2.2	Annual Report*								*To be submitted to general shareholders’ meeting for approval

		5.2.2.1	Concept, general guidelines		A: Chairman		P

		5.2.2.2	Sign-off	A	P: Chairman/AC/RC		P*			*Supported by SEC certification

	5.2.3	Quarterly financial statements		A*	P: AC		P: EC/P to EC: Group CFO			*Decision prepared by Audit Committee

	5.2.4	Quarterly reports		I			A: EC/ P: Group CFO	I

	5.2.5	Monthly financial statements			I: Chairman/ AC/RC		X: Group CFO	I

5.3	Budget/expense controlling

	5.3.1	Quarterly monitoring of actual and forecast deviations from annual budget		I			A*: EC/ P: Group CFO			*Includes approval of projects which would cause the deviation

8

Chairman/
					BoD	Group
				BoD	Committees	CEO	EC	GEB	BDs	Remarks

	5.3.2	Capital expenditure and operating lease commitments with multi-year P/L impact								Authority levels for capital expenditures refer to the total investment capitalized on the B/S and amortized through the P/L, for operating lease commitments the authority levels refer to the cumulative P/L impact over the life of the commitment. Group Real Estate and IT Infrastructure will establish further delegation levels to the BDs

		5.3.2.1	Capital expenditure IT Infrastructure	> 1,000			EC: 1,000/ Group CFO: 200	I

		5.3.2.2	Capital expenditure real estate	> 1,000			EC: 1,000/Group CFO: 200*		I	*Where a real estate commitment includes both capital expenditure and lease commitments, a combined CC authority level of 250 shall also apply

		5.3.2.3	Operating lease commitments IT Infrastructure	> 1,000			EC: 1,000/Group CFO: 200		I

		5.3.2.4	Operating lease commitments real estates	> 1,000			EC: 1,000/Group CFO: 200*		I	*Where a real estate commitment includes both capital expenditure and lease commitments, a combined CC authority level of 250 shall also apply

6	Treasury Management
6.1	UBS Group treasury framework			A	P: RC		P: EC/P to EC: Group CFO

6.2	Treasury reporting

	6.2.1	Monthly report		I	I: RC		X: Group CFO		I

6.3	Capital management

	6.3.1	Framework and policy (including limits or targets)		A	P: RC		P: EC/P to EC: Group CFO

		6.3.1.1	Methodology		A*: RC		P: EC/P to EC: Group CFO			*Significant changes to input parameters reviewed annually during the methodology review and changes being subject to approval

		6.3.1.2	Input parameters		I: RC		A*: EC/A: Group CFO			*Periodic approval of significant changes

	6.3.2	Increase and decrease of share capital, creation of conditional and authorized capital of UBS		A*	P: RC		P: EC/P to EC: Group CFO			*To be submitted to general shareholders’ meeting for approval

	6.3.3	Use of authorized capital of UBS		A			P: EC/P to EC: Group CFO

	6.3.4	Issue of conditional capital of UBS					A: EC/P to EC: Group CFO

	6.3.5	Establishment of share repurchase programs		A	P: RC		P: EC/P to EC: Group CFO

	6.3.6	Use of share repurchase programs, sale and purchase of treasury stock (including derivatives)					X: Group CFO

	6.3.7	Issue of UBS Group tier 1 capital (other than share capital issued by UBS)					A: EC/ P: Group CFO

	6.3.8	Repurchase and redemption of UBS Group tier 1 capital (other than share capital issued by UBS)					X: Group CFO

	6.3.9	Issue, repurchase and redemption of tier 2 and tier 3 capital					X: Group CFO

	6.3.10	Listing and de-listing of UBS shares		A			P: EC/P to EC: Group CFO

6.4	Liquidity and funding management

	6.4.1	Framework and policy (including limits and targets)		A	P: RC		P: EC/P to EC: Group CFO

9

Responsibilities and Authorities

Chairman/
					BoD	Group
				BoD	Committees	CEO	EC	GEB	BDs	Remarks

		6.4.1.1	Methodology		A*: RC		P: EC/P to EC: Group CFO			*Significant changes to input parameters reviewed annually during the methodology review and changes being subject to approval

		6.4.1.2	Input parameters				A*: EC/A: Group CFO			*Periodic approval of significant changes

	6.4.2	Framework for debt capital market issues (annual issue volumes, guarantees etc.)					A: Group CFO			Raising of debt through the parent bank or UBS entities (as defined in 9). For issues through UBS entities, authority also covers any parent guarantee. For proce- dures and approvals, see UBS Group policy “Issuance of debt securities by UBS and related companies” 1-P-000143

	6.4.3	Establishment and structural changes (e.g. increase) of debt programs and CD/CP programs					A: Group CFO		P

	6.4.4	Issue, repurchase for cancellation, early redemption of notes, bonds and other securities with similar characteristics on a stand-alone basis and under debt programs					A: Group CFO		P

	6.4.5	Issue, repurchase for cancellation and early redemption of notes and bonds through consolidated and non-con- solidated SPEs							X	Formation of SPEs is subject to separate approvals – see 9.2

7	Taxation
7.1	Tax risk management and control principles

	7.1.1	Tax risk management and control framework including concept and risk measurement methodology			I: AC		A: EC/ P: Group CFO

	7.1.2	Tax risk policy					A: EC/ P: Group CFO			See tax risk policy, 1-P-000043

7.2	Tax risk provisions

	7.2.1	Establishment, increase or release of tax risk provisions for any individual item (or related collection of items or audit cycle) of tax risk

		7.2.1.1	Corporate income tax				EC: >250/Group CFO: 250

		7.2.1.2	Other BD specific taxes*						X*	*The amount, establishment, increase or release of tax risk provisions for taxes other than corporate income tax are to be determined by the relevant BD CFO taking into account the recommendations of Group tax and Group CFO, where required

7.3	Tax audit settlements

	7.3.1	Authorization to conclude tax audit settlements which involve (cumulative) adjustments to filed tax returns

		7.3.1.1	Corporate income tax	>1,000			EC: 1,000/Group CFO: 250

		7.3.1.2	Other BD specific taxes*						X*	*The amount, establishment, increase or release of tax risk provisions for taxes other than corporate income tax are to be determined by the relevant BD CFO taking into account the recommendations of UBS Group tax and Group CFO, where required

7.4	Tax sensitive transaction approval						I: EC/ A: Group CFO*/ Group CRO		P	*For UBS’s own taxes

10

Chairman/
					BoD	Group
				BoD	Committees	CEO	EC	GEB	BDs	Remarks

8	Risk Management and Control									Principally related to market, credit and relevant categories of operational risk
8.1	Risk management and control principles

	8.1.1	Principles		A	P: RC		P

	8.1.2	Implementation				X*	X*		X	Risk management Group CEO, risk control EC

8.2	Risk measurement methodologies									All methodologies subject to annual review, and interim reviews as required

	8.2.1	Risk capacity, appetite and exposure (e.g. Capital-at-Risk and Earnings-at-Risk)								Includes risk quantification and aggregation

		8.2.1.1	Concept	A	P: RC		P: EC/P to EC: Group CRO

		8.2.1.2	Methodology	I	A: RC*		P: EC/P to EC: Group CRO*			*RC approves principal characteristics, Group CRO approves the detail

	8.2.2	Other UBS Group level and major risk measures – credit (including country), investment, market and operational risks			A: RC*		P: EC/P to EC: Group CRO*			*RC approves principal characteristics, Group CRO approves the detail

8.3	Risk limits									All limits subject to annual review, and interim reviews as required

	8.3.1	Setting of UBS Group risk capacity and risk exposure ceiling based on approved methodology		A	P: RC		P: EC/P to EC: Group CRO

8.3.2	Setting and allocation of major portfolio and concentration limits consistent with risk capacity concept	A	P: RC	P: EC/P to EC: Group CRO	Limits at UBS Group and BD level that control the overall level of risk. Including stress, statistical and volume limits as applicable.
See risk authorities 1-C-000004 excludes funding & liquidity – see 6.4

	8.3.3	Setting of other limits, below those approved by the BoD*					A*: EC/ A: Group CRO*		P*	Per risk authorities (1-C-000004) and risk policies – authority can be delegated. Excludes funding & liquidity – see 6.4 *Approvals depend on the level at which the limits are set

8.4	Risk policies (primary and operational risks)

	8.4.1	Approval of major risk policies and significant changes thereto			I		A: EC/ P: EC member			Determination of what constitutes “major” and “significant” is in the responsibility of the relevant Group function heads

	8.4.2	Approval of other significant BD risk policies and significant changes thereto					A: EC member		P: BD policies

	8.4.3	Approval of other risk policies and changes					I: EC member		X*	*BD function heads

8.5	Risk authorities									See separate risk authorities 1-C-000004

	8.5.1	Risk authorities 1-C-000004, delegation of risk authority to UBS Group and BDs		A	P: RC		P: EC/P to EC: EC member		P

8.6	Risk reporting

	8.6.1	Quarterly risk reports		I	I: RC		X: Group CRO	I	X	BDs and CC provide inputs, Group CRO determines final content

	8.6.2	Regular interim risk reports			I: RC		X: Group CRO	I	X

8.7	Insurance risk management and control			I*			A: EC/ P: EC member			*For D&O insurance

9	Parent Bank, UBS Entities, Branches and Representative Offices									See for definitions Group policy “Parent Bank and UBS Entities”, 1-P-000355. Also applies to compensation and benefit vehicles as defined in that policy

9.1	Policy for parent bank and UBS entities						A: EC/ P: Group CFO

11

Responsibilities and Authorities

Chairman/
					BoD	Group
				BoD	Committees	CEO	EC	GEB	BDs	Remarks

9.1.1	UBS entities: Incorporation, reactivation, UBS Group internal transfer of legal ownership (including partial transfer and UBS Group internal merger*) and dissolution of UBS entities with equity of	>1,000	EC: 1,000/ Group CFO: 500	Subject to LSC sign-off
*Merger of a UBS entity with UBS requires formal approval by the BoDs of UBS and the relevant entity. In case of a merger, the equity of the entity or entities which will be dissolved determines the required approval level

	9.1.2	Branches and rep offices: Establishment and closure of:								Subject to LSC sign-off

		9.1.2.1	Branches (including sub-branches) of the parent bank outside Switzerland					A	P

		9.1.2.2	Branches (including sub-branches) of UBS entities				A		P

		9.1.2.3	Representative offices or similar set-ups such as agencies or satellite offices of the parent bank or UBS entities				A		P

		9.1.2.4	Branches of the parent bank in Switzerland						X: GWM & BB

	9.1.3	Election of Board members and appointment of management of UBS entities				X			X

9.2	Transactions with 3rd parties

	9.2.1	Acquisitions and divestments (share and asset deals with 3rd parties; including increase or decrease of ownership in UBS entities)								Sign-off through new business or equivalent process by relevant control functions. Subject to LSC sign-off

		9.2.1.1	Within UBS Group strategy	>500			Group CFO: 50	500

		9.2.1.2	Outside UBS Group strategy	>250			Group CFO: 25	250

9.3	Funding and financial management of UBS entities

9.3.1	Capital increase* of UBS entities** (individual or cumulative p.a. per entity)	EC: >500/ Group CFO: 500	*Includes payments in share premium accounts, profit retention, debt forgiveness, equity-like lending and other measures with similar effect
**Includes branches of the parent bank and UBS entities subject to local tax and/or regulatory capital requirements

	9.3.2	Capital reduction and redemption of UBS entities					EC: >500/ Group CFO: 500

9.3.3	Limits for UBS Group internal engagements	X: Group CFO	See UBS Group policy “UBS Group Internal Engagements”, 1-P-000357; for definition of entities subject to limit requirements.
In addition to above policy, all non-UBS entities are subject to UBS’s standard risk policies and procedures and the risk authorities, 1-C-000004

	9.3.4	Parental support for UBS entities					EC: >1,000/ Group CFO: 1,000			See UBS Group policy “Parental Support for UBS Group Companies”, 1-P-000358

	9.3.5	Appropriation of earnings by UBS entities					X: Group CFO

9.4	Licenses, regulation and rating

	9.4.1	Application for or purchase or return/sale of bank, broker or broker-dealer license; material extension of such existing license						A	P	Determination of what constitutes a “material extension” is in the responsibility of the relevant BD’s general counsel

	9.4.2	Change of regulatory status or regulator of parent bank branch or UBS entity or branch*						A	P	*If UBS initiated

	9.4.3	Rating of UBS entities by rating agencies					A: Group CFO		P

12

Chairman/
				BoD	Group
			BoD	Committees	CEO	EC	GEB	BDs	Remarks

9.5	Financial investments – equity holdings

	9.5.1	Policy for equity holdings				A: EC/ P: Group CFO			See UBS Group policy “equity holdings”, 1-P-000072. For equity positions held for trading purposes and commercial holdings, see risk authorities

	9.5.2	Purchase, sale, increase, decrease and write-downs/-offs of infrastructure holdings, including exchange seats and clearing house memberships	> 1,000			EC: 1,000/ Group CFO: 50		20 (immediate notification to LSC)	Investments into the asset class “infrastructure & utilities” are classified as commercial holdings and subject to the risk authorities, 1-C-000004

10	Other Entities
10.1	Special purpose entities (SPEs)	Applies to UBS SPEs as defined in the UBS Group policy “special purpose entities”, 1-P-000076. For equity investments by UBS in third party SPEs, see above 8.5.1 (risk authorities) and UBS Group policy “equity holdings”,
1-P-000072

	10.1.1	Setting rules governing the use of SPEs				X

	10.1.2	Incorporation, purchase, sale, liquidation or merger of SPEs				X		X	Authority with BDs/Legal Structure Committee approval (including GT approval of capitalization)

	10.1.3	Functional management, monitoring and controlling of SPEs				X		X	Authority attributed according to functional responsibility

11	Other Matters
11.1	Litigation/settlements/ provisions involving litigation authorization to

	11.1.1	Initiate litigation	>250			EC: 250/ Group GC: 100		20

	11.1.2	Conclude settlements */**	>250			EC: 250/ Group GC: 100		20	*If UBS is plaintiff, or claimant vis-à-vis insurance companies, the original claim is relevant; if UBS is defendant, the settlement amount is relevant **Including settlement with insurance companies

11.1.3	Establishment, change, or release and reclassification of legal, liability and compliance* provisions involving litigation	>250	EC: 250/ Group GC: 100	20	All amounts are cumulative for the entire claim. However, incremental increases of up to CHF 2 million for a given claim irrespective of the cumulative provision level can be reviewed/approved by the general counsel of the BD without further review/approval
*For a definition of these terms see UBS financial accounting policy: 6.4 Provisions, 1-P-001724

11.2	External functions*								*See UBS Group policy on outside directorships and other external functions, 1-P-000353

	11.2.1	Of non-independent members of the BoD

		– in listed companies	A	P: GNC

		– other mandates		I: Chairman/ A: GNC

	11.2.2	Of independent members of the BoD (in listed companies)	I*						*To be discussed with the GNC to avoid conflict of interest issues

	11.2.3	Of members of the GEB (including Group CEO)		A: HRCC

	11.2.4	Of other staff						X

UBS AG

Peter Kurer	Sergio Marchionne
Chairman	Vice Chairman

13

UBS AG
P.O. Box, CH-8098 Zurich
P.O. Box, CH-4002 Basel

www.ubs.com

Organization Regulations of UBS AG

Annex A | Organizational Chart of UBS AG
Annex B | Responsibilities and Authorities
Annex C | Charter for the Committees of the Board of Directors of UBS AG
Annex D | Role Profiles and Role Expectations

Valid as of 1 January 2009

1

Introduction

Introduction

1	Basis and Purpose

1.1	This committees charter is enacted by the Board pursuant to articles 716–716b CO, articles 24 and 26 of the AoA and sections 5.11 and 14.2 of the ORs.		Basis

1.2	The purpose of this committees charter is to set out the objectives, composition and responsibilities of the Board committees, being:		Purpose
	(i)	the AC;
	(ii)	the CRC;
	(iii)	the GNC;
	(iv)	the HRCC;
	(v)	the RC; and
	(vi)	the SC.

4

Membership and Constitution

Membership and Constitution

2	Number of Committee Members, their Independence and Knowledge

2.1	Each committee must have at least three committee members.		Minimum Number of Committee Members

2.2	Each committee must consist of Board members who:		Independence
	(i)	are non-executive, being members who do not perform management functions within the UBS Group;
	(ii)	in respect of the GNC and the HRCC, are all independent as defined by section 3.2 of the ORs;
	(iii)	in respect of the CRC and SC, are in a majority independent as defined by section 3.2 of the ORs;
	(iv)	in respect of the AC, all fulfil the independence criteria set out in sections 2.3 and 2.4 of this Annex C to the ORs; and
	(v)	in respect of the RC, are all independent as defined by section 3.2 of the ORs and all fulfil the independence criteria set out in section 2.4 of this Annex C to the ORs.

2.3	Each AC member must be independent, as defined by section 3.2 of the ORs and meet the requirements set forth in:		Special Independence Rules for AC Members
	(i)	rule 10A-3 of the Securities and Exchange Act of 1934 and the New York Stock Exchange rules; and
	(ii)	para. 38 and 40 as well as para. 20 to 24 of the SFBC circular 06/6 “Supervision and Internal Control”.

2.4	Each AC and RC member must:
	(a)	not be an affiliated person of UBS; for the avoidance of doubt, serving as a member of the board of directors of a subsidiary of UBS or an affiliated company of the UBS Group and receiving remuneration for such activity does not, of itself, make an AC member an affiliated person;
	(b)	not receive any consulting, advisory or other compensatory fees from UBS or any of its affiliated persons other than in his capacity as a Board member or a committee member; and
	(c)	not serve on the Audit Committee of more than two other public companies, unless the Board has made a determination that such AC members or prospective AC member has the availability to properly fulfil his duties with UBS.

2.5	Committee members must have the necessary knowledge and experience to fulfil their functions as set out in Annex D to the ORs.		Knowledge

2.6	The Board Chairman chairs the SC and the CRC and may attend the meetings of other committees in consultation with the relevant committee chairman.		Membership and Presence of the Board Chairman

3	Constitution

3.1	The committee chairmen and the committee members are elected pursuant to section 4.3 of the ORs and the Board may remove any committee member or any committee chairman at any time.		Election and Removal by the Board of Directors

3.2	The Company Secretary acts as a secretary to the committees pursuant to section 13.1 of the ORs.		Secretary of the Committees

6

Responsibilities and Authorities

Responsibilities and Authorities

4	Delegation of Responsibilities and Authorities

4.1	Pursuant to section 14.2 of the ORs the committees have the responsibilities and authorities set out in this committees charter and in Annex B to the ORs. Provisions of applicable laws, rules and regulations or rules contained in the AoA and in the ORs will take precedence over this committees charter.			In General

5	Audit Committee

5.1	The function of the AC is to serve as an independent and objective body with oversight of (i) the UBS Group’s accounting policies, financial reporting and disclosure controls and procedures, (ii) the executives’ approach to internal controls, (iii) the quality, adequacy and scope of external and internal audit functions and (iv) UBS’s compliance with regulatory and financial reporting requirements. The executives are responsible for the preparation, presentation and integrity of the financial statements. The external auditors are responsible for planning and carrying out a full audit of UBS’s and the UBS Group’s annual financial statements and for the review of quarterly financial statements.			In General

5.2	The AC’s responsibilities and authorities are to:			Responsibilities
	(i)	Financial statements:		and Authorities
		(a)	review the financial statements of UBS and the UBS Group, and discuss them with the external auditors, the Group CFO and Group IA. The AC is to form an opinion on the organization, efficiency and completeness of the financial reporting process. The AC is also to discuss the quality of UBS’s and the UBS Group’s accounting principles and policies, their application to the financial statements and any significant adjustments in the financial statements, and reviewing the significant financial reporting judgments contained in them. The external auditors are to provide timely reports to the AC on critical accounting policies and practices used, on alternative treatment of financial information, on other material written communications between external auditors and the EC or the Group CEO or the regulators and on whether or not there are any significant differences of opinion between the external auditors and the EC or the Group CFO. The AC is to discuss this report and review the findings, conclusions and recommendations of the external auditors. The AC will inform the full Board on its assessment of the financial statements and, if appropriate, propose their release for publication;
		(b)	make a proposal to the Board as to whether the annual financial statements of UBS and the UBS Group should be submitted to the AGM for approval;
		(c)	make, together with the Group CFO, a proposal to the Board on the accounting standards to be applied in the preparation of the financial statements and on any changes to such accounting standards, including the adoption of rules within such standard;
		(d)	approve discretionary decisions of the EC or the Group CFO made under the accounting standards;
		(e)	establish, together with the Group CFO, guidelines for:
(aa) the earnings press releases; and
(bb) financial information and earnings guidance provided to analysts and rating agencies;

8

(ii)	External auditors:
	(a)	support the Board in reaching a decision on the appointment and/or removal of the external auditors and their lead audit partner through an assessment of the qualifications, expertise, effectiveness, independence and performance of the external auditors and their lead audit partner. The AGM will elect the external auditors. The AC is to assess with the Group CFO the timing and process for implementing the rotation of the lead audit partner;
	(b)	approve the engagement letter of the external auditors (including the scope of the audit) and the fees and terms for the planned audit work. The AC chairman and the Board Chairman are to formally sign the engagement letter. The AC is responsible for developing and implementing policy on the engagement of the external auditors to supply non-audit services, taking into account relevant guidance, and for reporting to the Board, identifying any matters in respect of which it considers that action or improvement is needed and making recommendations as to the steps to be taken. Mandates of the external auditors for additional audit work, audit-related and non-audit work (aa) are subject to preapproval by the AC, which may delegate approval authority to one of its members and (bb) must not be approved if and to the extent that the services to be provided are prohibited by the Sarbanes-Oxley Act. All mandates approved by a AC member are brought to the attention of the AC at its next meeting. The AC may authorize the Group CFO to pre-approve clearly defined mandates, subject to final approval by the AC;
	(c)	critically analyse the reports of the external auditors on the financial and regulatory audits and discuss these with the leading external auditor;
	(d)	ascertain that shortcomings have been remedied or that recommendations of the external auditors have been implemented;
	(e)	monitor and discuss with the external auditors the UBS Group’s relationship with the external auditors, including the exchange of information between the external auditors and the Group IA;
	(f)	review and monitor the external auditors’ independence and objectivity and the effectiveness of the audit process;
	(g)	provide in consultation with the RC an open avenue of communication among the external auditors and the Group IA, the EC, the Group CFO and the Board; and
	(h)	mandate together with the RC co-ordination and close co-operation between the external auditors and the Group IA;
(iii)	Internal controls:
	(a)	support the RC in preparing for the Board the decision on the appointment and/or the removal of the head Group IA through an assessment of the individual’s qualifications, expertise, effectiveness, independence and performance;
	(b)	form in close co-operation with the RC, an opinion of the adequacy, organization, efficiency and completeness of the UBS Group’s internal control system and procedures by taking notice of the reports provided by the EC, the external auditors, the Group IA and the RC minutes regarding internal control matters and by reviewing the manner and the framework in which the EC establishes and monitors the adequacy, organization, efficiency and completeness of the internal control systems and procedures; and
	(c)	enquire of the Group CEO and the Group CFO whether there exists any material weakness or significant deficiency in UBS’s systems of internal controls and procedures and/or any fraud (irrespective of materiality) that involves any executive;

9

Responsibilities and Authorities

	(iv)	Regulatory compliance:
		(a)	review arrangements for compliance with the UBS Group’s legal and regulatory requirements, responsibilities and obligations, including the UBS Group’s compliance practices and procedures;
		(b)	review the recommendations made by relevant regulatory or supervisory bodies and by the external auditors and their implementation; and
		(c)	review the relationship and material communications between executives and the regulators in those countries where UBS carries out its business;
	(v)	Concerns and complaints:
		(a)	review concerns and complaints received regarding accounting, internal controls and auditing matters and monitor the steps that are taken to address them; and
		(b)	ensure that adequate processes and procedures are in place for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing or other matters.

6	Corporate Responsibility Committee

6.1	The CRC supports the Board in its duties to safeguard and advance the UBS Group’s reputation for responsible corporate conduct. It reviews and assesses developments in stakeholder expectations for responsible corporate conduct and their possible consequences for the UBS Group and suggests appropriate actions to the Board.			In General

6.2	The CRC’s responsibilities and authorities are to:			Responsibilities
	(i)	Policies and regulations:		and Authorities
		(a)	review the business conduct code and make proposals for amendments to the Board;
		(b)	monitor UBS’s employment policy in order to provide equal employment and advancement opportunities for all its employees, regardless of gender, ethnicity, race, nationality, age, disability, sexual orientation or religion; and
		(c)	monitor the communication policies and their effectiveness with regard to the reputation of the UBS Group;
	(ii)	Implementation of corporate responsibility:
		(a)	review and monitor the implementation of “UBS’s Environment Policy” as well as the reduction of environmental pollution by UBS;
		(b)	review whether the UBS Group complies with the “UBS Statement on Human Rights” and support the EC in the enforcement of such statement;
		(c)	promote corporate culture with the business conduct code in mind;
		(d)	ensure that the UBS Group takes opportunities, where considered appropriate and in the best interest of UBS, to pursue opportunities in the financial market for environmentally sensitive products and services and socially responsible investments;
		(e)	review and support the EC in the adjustment of processes to manage health and safety, environmental and human rights issues;
		(f)	monitor and support UBS’s efforts to prevent corruption, terrorist financing and money laundering in general;
		(g)	monitor the positions of UBS in sustainability indices and oversee efforts to maintain and improve UBS’s ranking in such indices;
		(h)	monitor UBS’s community affairs program and the various foundations and associations aiming to contribute to non-profit, charitable, cultural and educational causes;
		(i)	monitor the effectiveness of actions taken by the EC to ensure that UBS meets its regulations on corporate responsibility matters; and
		(j)	review and advise the Board on the adoption of corporate responsibility targets and on the reporting of the UBS Group’s approach to its corporate responsibilities.

10

7	Governance and Nominating Committee

7.1	The function of the GNC is to support the Board in fulfilling its duty to establish best practices in corporate governance across the UBS Group, to conduct a Board self-assessment, to establish and maintain a process for appointing new Board members and to manage, in consultation with the Board Chairman, the succession of the Group CEO.			In General

7.2	The GNC’s responsibilities and authorities are to:			Responsibilities
	(i)	Corporate governance:		and Authorities
		(a)	address all relevant corporate governance issues affecting the UBS Group;
		(b)	develop, maintain and review the internal regulations regarding corporate governance of the UBS Group (including but not limited to this committees charter, the conflict of interest guidelines of the UBS Group and the role profiles set out at Annex D to the ORs) and make proposals for approval to the Board;
		(c)	make recommendations to the Board concerning further corporate governance matters and practices;
		(d)	review the corporate governance section of the annual report of the UBS Group;
		(e)	coordinate the work of the other committees regarding corporate governance in their specific areas of expertise;
		(f)	assess the size of the Board from time to time to determine whether it continues to be appropriate;
		(g)	plan and manage proposals for changes in Board membership, taking into account factors including:
(aa) the number of Board members;
(bb) the length of service of Board members; and
(cc) the skill mix, industry experience and responsibilities of Board members including the need for membership of committees;
		(h)	review, annually, the Board members’ independence and present its assessment to the Board for approval; and
		(i)	review, annually, the committees charter, taking into account best practice rules;
	(ii)	Identification and nomination of new Board members:
		(a)	develop, maintain and review in consultation with the Board Chairman principles and criteria regarding the recruitment and nomination of new Board members and committees members and propose them for approval to the Board;
		(b)	review and propose in consultation with the Board Chairman new candidates for membership of the Board to be recommended for election by an AGM or EGM in accordance with the selection criteria described in section 1 of Annex D to the ORs and such other criteria as may be approved by the Board from time to time; and
		(c)	plan and manage in consultation with the Board Chairman a Board membership succession plan;
	(iii)	Board education:
		(a)	ensure together with the Board Chairman the establishment of a satisfactory induction program for new Board members and a satisfactory ongoing training and education program for existing Board members and committee members;
	(iv)	Performance evaluation:
		(a)	set the criteria for, and oversee the annual assessment of the performance and effectiveness of each Board member, the Board and each committee;
		(b)	conduct an annual assessment of the performance and effectiveness of the Board (including at the discretion of the GNC an appraisal by an external expert) and report to the Board conclusions and recommendations;

11

Responsibilities and Authorities

		(c)	ensure that each committee carries out, and oversee, a self-assessment of the performance of the committees and report to the Board its conclusions and recommendations for change; and
		(d)	arrange for an annual assessment of the performance and effectiveness of each Board member (including the Board Chairman) and timely assess whether or not Board members, whose term of office is expiring, are to be proposed for re-election by the AGM;
	(v)	Human resources:
		(a)	prepare in consultation with the Board Chairman the succession of the Group CEO (for this purpose the GNC receives information from the HRCC on its performance evaluation of the Group CEO).

8	Human Resources and Compensation Committee

8.1	The function of the HRCC is to support the Board in its duties to set guidelines on compensation and benefits, to approve certain compensation and to scrutinize performance of the executives and supervise the succession planning for all executives (other than the Group CEO).			In General

8.2	The HRCC’s responsibilities and authorities are to:			Responsibilities
	(i)	Compensation strategy:		and Authorities
		(a)	propose UBS “Total Compensation and Benefits Principles” to the Board for approval in order to assure that the UBS Group employees are compensated effectively; and
		(b)	set up guidelines on the relationship between pay and performance for the Board members and executives;
	(ii)	Human resources:
		(a)	evaluate, in consultation with the Board Chairman, the performance of the Group CEO and other GEB members in meeting agreed goals and objectives and inform the GNC about the outcome of the performance evaluation of the Group CEO;
		(b)	supervise the succession planning for GEB members (other than the Group CEO) and approve their appointment (other than the Group CEO, Group CFO, Group CRO and Group GC) upon proposal by the Group CEO (see also section 16.2 ORs);
		(c)	perform an annual review of succession and talent development planning of the executives in consultation with the Board Chairman and the Group CEO;
		(d)	monitor the EC management of the talent pool of the UBS Group; and
		(e)	monitor standards for leadership, culture and HR matters for the UBS Group;
	(iii)	Governance:
		(a)	review and approve the compensation and benefits policy, the compensation program, the compensation plans and compensation governance for the non-independent Board members;
		(b)	review and approve standard contracts and employment agreements for the executives and terms of service for the non-independent Board members;
		(c)	review and approve standard termination agreements for the executives and the non-independent Board members;
		(d)	review and approve terms and conditions for the GEB members and the non-independent Board members relinquishing their positions but remaining within UBS; and
		(e)	review the section on executive compensation, shareholdings and loans to be included in UBS’s annual compensation report and comment it as well as the compensation system at the AGM;

12

	(iv)	Compensation approval:
		(a)	approve the total compensation for the Board Chairman and the non-independent Board members;
		(b)	propose, together with the Board Chairman, total individual compensation for the independent Board members for approval by the Board;
		(c)	review and approve, upon proposal of the Board Chairman, total individual compensation for the Group CEO;
		(d)	review and approve, upon proposal from the Group CEO, the total individual compensation for the GEB members;
		(e)	review and approve total individual compensation for former GEB members, who have left the GEB for a new function within UBS for the first year after having left the GEB;
		(f)	receive and review a list from the Group CEO of the total annual compensation (including stock option value) of those employees receiving total compensation of equal to or over USD 10 million;
		(g)	review and approve all material amendments and individual variations to the compensation plan rules operated under the executive compensation programs for every participants, regardless of the participant’s current status;
		(h)	approve all material individual variations from standard contracts and employment agreements for executives and non-independent Board members; and
		(i)	approve all material individual variations from standard termination agreements for executives and non-independent Board members.

8.3	The Group CEO must provide the HRCC with:			Reporting by
	(i)	an annual report on the effectiveness of the HR policies and suggest modifications; and		the Group CEO
	(ii)	regular updates regarding results of employee and executive surveys and leadership processes.

9	Risk Committee

9.1	The function of the RC is oversight and support for the Board in fulfilling its duty to supervise and to set appropriate risk management and control principles in the area of (i) risk management and control, including credit, market and operational risks, and (ii) treasury and capital management, including funding and liquidity and (iii) balance sheet management, including in each case any consequent reputational risk. For these purposes, the RC will receive all relevant information from the GEB. The Group CEO, the Group CFO, the Group CRO and the EC are responsible for assessing and managing UBS Group’s risk and are ultimately accountable to the Board in relation to their activities.			In General

9.2	The RC’s responsibilities and authorities are to:			Responsibilities
	(i)	Risk management and control:		and Authorities
		(a)	review and propose to the Board the guiding risk principles (including delegation of risk authorities and major risk limits) relative to UBS’s operations and recommend any changes required to those principles;
		(b)	review and approve the internal risk management and control framework across all relevant risk categories relative to the UBS Group’s activities and risk profiles including roles and responsibilities of the GEB, the EC, the regional and divisional CEOs and the internal control bodies or executives such as the Group CRO, the Group CFO, Group Treasurer or the Group GC;
		(c)	review and propose to the Board the risk management and control section of the annual report of the UBS Group;

13

Responsibilities and Authorities

	(d)	assist the Board in its determination by reviewing and assessing management’s proposals in relation to risk profile and risk capacity and making recommendations to the Board in relation to those proposals;
	(e)	assess periodically the effectiveness of key policies and procedures adopted by the EC relating to risk management and control of significant risks;
	(f)	review and make recommendations to the Board in relation to the proposals from the EC in relation to material risk limits, together with allocations and authority levels relating to those limits. Material risk limits include those relating to portfolios, concentrations, products, sectors or other categories relevant to the strategy, risk profile and risk capacity of UBS and the UBS Group as approved by the Board;
	(g)	review and approve the characteristics for the UBS Group’s risk measurement framework (including changes thereto) used to identify, model, measure, monitor risks (including the appropriateness of systems within such framework), report risks or to establish risk approval authorities;
	(h)	monitor and oversee the risk profile of UBS and the UBS Group within the context of the Board-determined risk profile, risk capacity and limit structure;
	(i)	monitor, and at the request of the Group CEO approve as appropriate, excesses to Board-approved limits. The RC reports any such approvals to the Board at regular intervals. The Group CEO may authorize temporary excesses of limits and seek approval from the RC at its next meeting following such temporary authorization;
	(j)	review systematically high risk areas of the UBS Group and assess the effectiveness of the steps taken by the EC to manage or mitigate such risks;
	(k)	review and assess the asset and liability management framework including allocation of responsibilities, limits, capital allocation, liquidity and funding; and
	(l)	consider, in conjunction with the SC, the UBS Group’s strategy to deal with anticipated or existing high-level risks;
(ii)	Risk reporting:
	(a)	receive and review reports relating to risks, including reports of management that assess the likelihood of such risks materializing and the adequacy and appropriateness of the internal controls to manage those risks;
(iii)	Anti money laundering:
	(a)	review the AML process and participate, if so requested by the EC, in international working groups on topics relating to financial crimes and monitor UBS’s efforts to prevent corruption and terrorist financing;
(iv)	Group IA:
	(a)	support the Board, in consultation with the AC, in preparing the decision on the appointment and/or the removal of the head Group IA through an assessment of the individual’s qualifications, expertise, effectiveness, independence and performance;
	(b)	review, in consultation with the AC, the scope, nature and effectiveness of the work of Group IA, including its audit program and resources;
	(c)	provide, in consultation with the AC, an open avenue of communication among the external auditors and the Group IA, the EC, the Group CFO and the Board and review the effectiveness of the reporting line and unrestricted access of the head Group IA to the RC, the AC and to the Board Chairman; and
	(d)	mandate together with the AC co-ordination and close co-operation between the external auditors and the Group IA.

14

10	Strategy Committee

10.1	The SC supports the Board in discharging its responsibilities in the UBS Group strategy area.	In General

10.2	The SC’s responsibilities and authorities are to:	Responsibilities
	(i) initiate at least once a year, in conjunction with the Group CEO, a review of UBS’s strategy and of its implementation by the GEB, the EC and the regional and divisional CEOs with a view to submit presentations to the Board to facilitate decisions with respect to the UBS Group’s strategy;	and Authorities
(ii) keep under review the implementation of the UBS Group’s current strategy and report results to the Board;
(iii) consider, in conjunction with the RC, the UBS Group’s strategy to deal with anticipated or existing high-level risks; and
(iv) validate the UBS Group’s current strategy with external experts where the SC considers such external advice is appropriate.

11	Further Responsibilities and Authorities

11.1	The Board may entrust to the committees further powers and duties by Board resolution.	Further Responsibilities and Authorities

12	Delegation to a Subcommittee

12.1	Each committee may delegate some or all of their tasks to a subcommittee comprised of one or more committee members.	Subcommittees

13	Information Rights

13.1	Each committee may, after consultation with the Board Chairman, require information and special reports on matters relating to their respective responsibilities set out in sections 4 to 12 above from all executives and the Group IA.	Committees

13.2	For the information rights of each Board member see section 9 of the ORs.	Committee Members

14	Advice from Third Persons

14.1	Section 5.12 of the ORs applies mutatis mutandis for the taking of advice by the committees.	External Advice

15

Meetings and Resolutions
of the Committees

Meetings and Resolutions
of the Committees

15	Meetings

15.1	Each committee meets as often as its business requires, but at least:	Number of Meetings
(i) four times a year for the AC and the RC; and
(ii) twice a year for the CRC, GNC, HRCC and the SC.

15.2	Committee meetings are called and held in compliance with the rules set out in the ORs (see sections 6.2 to 6.5 and 6.8 of the ORs to be applied mutatis mutandis).	Request, Invitation, Agenda, Notice Period and Chairman of Meetings; Meeting Format

15.3	Each of the committee chairmen may, on his own motion or upon request of any committee member or the Board Chairman, invite executives as well as other persons to attend committees meetings.	Presence of Third Parties at Committee Meetings

15.4	The AC holds committee meetings:	Special Rules for
	(i) normally with the participation of the head Group IA, representatives of the external auditors, the Group CFO, the Group CRO, the head of Group Controlling & Accounting and the head of Group Accounting policy;	the AC
(ii) periodically, only with the participation of the head Group IA and the external auditors; and
(iii) periodically without the external auditors.

15.5	Generally, all executives are invited to participate in all meetings of the CRC.	Special Rules for the CRC

15.6	Generally, the Group CEO, the Group CFO, the Group CRO and the head Group IA participate (to the extent necessary) in each meeting of the RC. The invitation of other executives is at the discretion of the RC.	Special Rules for the RC

15.7	Committee minutes must fulfil the conditions set out in sections 6.9 and 6.10 of the ORs and must be distributed to the Board Chairman.	Minutes

16	Resolutions

16.1	Sections 7, 8.2 and 8.3 of the ORs apply mutatis mutandis to the decision-making process of the committees.	Resolutions

18

Reporting

Reporting

17	Regular Reporting

17.1	Each committee chairman ensures that the Board Chairman and the Board are kept informed in a timely and appropriate manner. Each committee chairman (either personally or through another committee member) regularly reports to the Board at the Board meetings on the current activities of their committee and on important committee issues, including on all matters falling within the duties and responsibilities of the Board, namely on:		In General
	(i)	proposals for resolutions to be considered, or other action to be taken, by the Board;
	(ii)	resolutions made and decisions taken by the committee and the material considerations which led to such resolutions and decisions; and
	(iii)	activities and important findings of the committee.

17.2	Each committee chairman submits the proposals and resolutions mentioned in sections 17.1 (i) and (ii) to the Board in writing unless such proposals are contained in the committee minutes; the remaining reporting is generally done orally.		Submitting of Proposals and Recommendations

18	Special Reporting

18.1	Following the completion of the audit and the annual financial statements the AC chairman submits annually to the Board Chairman, for the attention of the Board:		AC
	(i)	the AC’s assessment of the qualification, independence and performance of the external auditors;
	(ii)	the AC’s assessment of the design of the UBS Group’s internal control system for financial reporting and the coordination and interaction between the Group IA and the external auditors; and
	(iii)	the recommendation regarding the audited financial statements in UBS’s annual report.

18.2	The RC chairman submits annually to the Board Chairman, for the attention of the Board, the RC’s assessment of the qualification and performance of the Group IA.		RC

20

Special Provisions

Special Provisions

19	Confidentiality

19.1	The deliberations of the HRCC and GNC are confidential and are to be communicated outside of these committees only to the extent permitted by the chairmen of these committees.	Special Rule

20	Adequacy Review

20.1	Each committee reviews the adequacy of this committees charter at regular intervals, but at least annually, and recommends to the GNC any changes considered to be necessary or appropriate.	Review

21	Entry into Force; Amendments

21.1	This committees charter replaces all former regulations governing the internal organization of the committees and comes into effect on 1 January 2009, based on a Board resolution dated 4 December 2008.	Entry into Force

21.2	This committees charter may be amended by the Board only with the approval of the SFBC.	Amendments

22

UBS AG
P.O. Box, CH-8098 Zurich
P.O. Box, CH-4002 Basel

www.ubs.com

Organization Regulations of UBS AG

Annex A | Organizational Chart of UBS AG
Annex B | Responsibilities and Authorities
Annex C | Charter for the Committees of the Board of Directors of UBS AG
Annex D | Role Profiles and Role Expectations

Valid as of 1 January 2009

Table of Contents

Introduction by the Chairman		1

For Board Members
1	Role Profile and Expectations of Board Members	4

For the Chairman of the Board of Directors
2	Role Profile and Expectations	6
For the Vice Chairmen and the Senior Independent Director
3	Role Profile and Expectations	10

For the Chairmen of the Committees
4	Role Profile and Expectations	12

For certain Committee Members
5	Audit Committee	14
6	Corporate Responsibility Committee	14
7	Governance and Nominating Committee	15
8	Human Resources and Compensation Committee	15
9	Risk Committee	15

For the Secretary of the Board of Directors
10	Role Profile and Expectations	18

Special Provision
11	Entry into Force; Amendments	20

Introduction by the Chairman

At UBS we are proud of the values we use to conduct our business. UBS and all its employees will continue to uphold the highest levels of business ethics and personal integrity in all of their business transactions and interactions. This document outlines the role profiles for all Board members and states the expectations and standards that UBS requires from them.

The purpose of the standards, which have been endorsed by the GNC, is to ensure that the expectations of UBS for its Board members are in alignment with best practice standards in corporate governance and meet the high expectations of its shareholders, employees, customers and other interest groups. Good governance policies and processes are in the utmost interest of UBS Group and its stakeholders. With this in mind, the Board has decided to articulate and formalize these standards. They do not, however, in any way, act as a substitute for the compulsory provisions of the laws, rules and regulations applicable to the UBS Group.
This document will be used for three purposes: (1) to educate Board members and the Board as a whole on their roles and expectations UBS has from them, as well as on the functioning of the Board and committees, (2) to serve as an orientation and reference tool and (3) to inform shareholders and other stakeholders of the practice of UBS in corporate governance matters.
In the interest of transparency, this document is published on our website.

Peter Kurer

1

For Board Members

For Board Members

1 Role Profile and Expectations of Board Members

1	Role Profile and Expectations of Board Members

1.1	Board members as a group must have the necessary qualifications and skills to perform all Board duties and must together possess financial literacy, experience in banking and risk management, international experience, including experience of international financial matters, and knowledge of the duties of directors.		Expectations for the Board as a whole

1.2	In particular, individuals will be considered for nomination as Board members, and Board members will be considered for appointment to a committee, on the basis of:
	(i)	their judgment, character, expertise, skills and knowledge;
	(ii)	their diversity of viewpoints, professional backgrounds and track records;
	(iii)	their business and other experience (e.g. banking, risk and international experience) relevant to the business of UBS;
	(iv)	the relevance of their expertise, skills, knowledge and experience to the work of any committee to which they are to be appointed;
	(v)	the extent to which their judgment, character, expertise, knowledge and experience will interact with other Board members to build an effective and complementary board and, where relevant, with other members of a committee to build an effective and complementary committee;
	(vi)	the ability and willingness to commit adequate time to Board and committee matters; and
	(vii)	whether existing board memberships or other positions held by a candidate could lead to a conflict of interest.

1.3	In order to be able to fulfil their role, a Board member is expected to:		Expectations for each
	(i)	act with integrity, probity and to a high ethical standard;	Board Member
	(ii)	exercise sound judgment;
	(iii)	be able and willing to inquire and probe, and have the strength of character to seek and obtain full and satisfactory answers, within the collegiate environment of the Board;
	(iv)	challenge constructively and contribute to the development of strategy;
	(v)	scrutinize the performance of management in meeting agreed goals and objectives and monitor the reporting of performance;
	(vi)	satisfy themselves that financial information is accurate and that financial controls and systems of risk management are robust and defensible;
	(vii)	devote the necessary time to discharge properly their duties. An indication of time will be set out in each Board member’s letter of appointment;
	(viii)	make every effort to attend, in person or by telephone- or video-conference, all regularly scheduled Board meetings and committee meetings on which they serve; and
	(ix)	comply with a code prepared to reflect provisions of applicable laws, rules and regulations on share dealing by Board members and others.

1.4	A sufficient number of Board members must meet the profile for membership of the committees as set out in Annex C and this Annex D to the ORs.		Qualifications for Committee Membership

4

For the Chairman of the
Board of Directors

For the Chairman of the
Board of Directors

2 Role Profile and Expectations

2	Role Profile and Expectations

2.1	The role of the Chairman is a key one within the Board and the UBS Group. He provides coherent leadership for UBS.			In General

2.2	The Chairman leads the Board. In this context his main responsibilities and authorities are the following:			Main Responsibilities and Authorities
	(i)	Board composition:
		(a)	build, together with the GNC, an effective and highly complementary Board with an appropriate balance of skills and experience; and
		(b)	initiate changes in and plan, together with the GNC, Board succession and Board appointments;
	(ii)	Board knowledge and experience:
		(a)	provide guidance to other Board members about what is expected from them and to take full account of their issues and concerns;
		(b)	consider and address, together with the GNC, the development needs of individual Board members and the Board as a whole in order to maintain the necessary depth and breadth of knowledge and experience and to enhance the effectiveness and efficiency of the Board as a team;
		(c)	ensure, together with the GNC, that a satisfactory ongoing training and education program is established for existing Board members and committee members with regard to their respective responsibilities and organize, together with the GEB members, an annual seminar aimed at updating the full Board on the UBS Group’s strategy and providing in-depth orientation on selected business activities; and
		(d)	ensure, together with the GNC, that new Board members are provided with a satisfactory induction programme covering, amongst other things:
(aa) Board members’ duties and other regulatory issues;
(bb) familiarization with the business and the business divisions; and
(cc) the UBS Group’s corporate governance policies, regulations, practices and procedures;
	(iii)	Board agenda and meetings:
		(a)	call Board meetings and set their agenda;
		(b)	coordinate, together with the committee chairmen, the work of all committees;
		(c)	aim to ensure the effectiveness of the Board, with the right balance between the time the Board allocates to strategic and supervisory functions;
		(d)	manage the Board to ensure that sufficient time is allowed for discussion of complex or contentious issues and to arrange, if necessary, informal meetings among Board members;
		(e)	encourage active engagement by all Board members in all matters concerning the Board; and
		(f)	ensure that Board resolutions are in form and content accurate and implemented properly;
	(iv)	Board information and communication:
		(a)	ensure that Board members receive accurate, timely and clear information to enable the Board to take sound decisions, monitor the management of the UBS Group effectively and provide advice to promote the success of the UBS Group;
		(b)	ensure that the Board members receive all necessary material and information in good time before each Board meeting; and
		(c)	promote open communication between the Board and the management;

6

	(v)	Board committees:
		(a)	ensure the operation of a clear committee structure; and
		(b)	ensure that the committees receive accurate, timely and clear information to enable the fulfilment of their responsibilities;
	(vi)	Board / Group CEO remuneration:
		(a)	make proposals to the HRCC on the total compensation for independent Board members (other than the Chairman) and for the Group CEO;
	(vii)	Regulatory issues:
		(a)	keep a close contact with the UBS Group’s main regulators;
	(viii)	Corporate governance:
		(a)	promote, together with the GNC, the highest standards of corporate governance for UBS and the UBS Group as well as the highest standards of integrity and probity within UBS and the UBS Group;
	(ix)	Communication outside the Board:
		(a)	represent the Board and the UBS Group in interaction with the media; and
		(b)	with the Group CEO, be closely involved in communication with shareholders and other stakeholders regarding the business;
	(x)	Relationship with the GEB:
		(a)	establish and keep a close working relationship with the Group CEO and the other GEB members, providing advice and support to them while respecting the fact that day-to-day management responsibility is delegated to the GEB under the ORs;
		(b)	facilitate a constructive relationship between the Board and the Group CEO and other GEB members;
		(c)	lead, together with the HRCC and the GNC, the ongoing monitoring and annual evaluation of the performance of the Group CEO; and
		(d)	foster, in close cooperation with the HRCC, an ongoing and effective performance review of, and succession planning for, the UBS Group’s 100 most senior managers;
	(xi)	AGMs and EGMs:
		(a)	ensure that the Board convenes the AGMs and EGMs and that it prepares and decides on proposals to be made to the shareholders;
		(b)	ensure that the Board implements resolutions adopted at the AGMs and EGMs insofar as permitted by law; and
		(c)	preside over AGMs and EGMs.

2.3	The Chairman is expected to			Expectations
	(i)	be a strategic thinker, a strong, yet team-oriented leader and a good communicator (both inside and outside of the Board);
	(ii)	have broad experience in banking and risk management and be financially literate;
	(iii)	have an excellent professional track record and the highest reputation; and
	(iv)	commit substantially all of his business time to the role and shall not take on other directorships or roles outside the UBS Group without the prior approval of the Board.

7

For the Vice Chairmen and the
Senior Independent Director

For the Vice Chairmen and the
Senior Independent Director

3 Role Profile and Expectations

3	Role Profile and Expectations

3.1	The Board elects at least one Vice Chairman who must be independent. If the Board elects more than one Vice Chairman, one of the independent Vice Chairmen acts as SID and another Vice Chairman, who must not necessarily be independent, acts as deputy to the Chairman and supports the Chairman in respect of his responsibilities and authorities.		Responsibilities and Authorities

3.2	All Vice Chairmen are required to:		All Vice Chairmen
	(i)	provide support and advice to the Chairman; and
	(ii)	undertake such specific additional duties or functions as the Board may entrust to them from time to time.

3.3	At least one of the Vice Chairmen must be “independent” as determined in accordance with section 3.2 of the ORs.		Independence

3.4	The Vice Chairman elected as deputy is required, in the absence of the Chairman, to:		Deputy to the
	(i)	act as a deputy for the Chairman; and	Chairman
	(ii)	preside at Board meetings and at AGMs and EGMs.

3.5	The Vice Chairman elected as the SID is required to:		SID
	(i)	create an appropriate information flow and communication system amongst the independent Board members;
	(ii)	collect and relay to the Chairman any issues or concerns of independent Board members;
	(iii)	be a member of the GNC and lead, together with the GNC, the Board in the ongoing monitoring and annual evaluation of the Chairman;
	(iv)	facilitate communication where appropriate between shareholders and independent Board members;
	(v)	be available to shareholders if they wish to conduct discussions with an independent Board member;
	(vi)	act as a point of contact for shareholders and stakeholders with concerns which have not been resolved so far or are not appropriate to be raised through the normal channels;
	(vii)	ensure, in conjunction with the Chairman and the GNC, good corporate governance and balanced leadership and control within the UBS Group, the Board and the committees; and
	(viii)	handle communication on behalf of the independent Board members.

3.6	In order to be able to fulfil the role of Vice Chairman the respective Board member(s) is/are expected to:		Specific Role Requirements
	(i)	be seen as an individual to whom Board members and shareholders can raise concerns;
	(ii)	display the same competencies and behaviours expected of the Chairman; and
	(iii)	commit such time to the role as may be necessary for the proper discharge of his duties. An indication of the time expected for this purpose will be set out in each Vice Chairman’s letter of appointment.

10

For the Chairmen of the Committees

For the Chairmen of the Committees

4 Role Profile and Expectations

4	Role Profile and Expectations

4.1	The committee chairmen lead their committees and, in this context, have similar responsibilities and authorities as the Board Chairman has with regard to the leadership of the Board. Insofar as applicable, section 2.2 shall apply mutatis mutandis to the role of each committee chairman in respect of his committee.	Responsibilities and Authorities

4.2	Each committee chairman is expected to have good knowledge of the relevant committee’s area of responsibility together with such other experience as the Board considers desirable in the context of that committee’s work.	Relevant Knowledge

4.3	Each committee chairman must attend all AGMs and EGMs and as appropriate answer questions raised at such meeting on matters falling within his committee’s responsibilities.	Attendance at AGMs and EGMs

4.4	Each committee chairman must commit such time to the role as may be necessary for the proper discharge of his duties. An indication of the time expected for this purpose will be set out in each committee chairman’s letter of appointment.	Time Commitment

12

For certain Committee Members

For certain Committee Members

5 Audit Committee

5	Audit Committee

5.1	The details of the responsibilities and authorities delegated to the AC are set out in Annex B and section 5 of Annex C to the ORs.	Responsibilities and Authorities

5.2	The AC members as a group must have the necessary qualifications and skills to perform all of their duties and must together possess financial literacy and experience in banking and risk management. In particular the AC members, as a group, are expected to:	Qualifications
(i) commit such time to the role as may be necessary for the proper discharge of their duties. An indication of the time expected for this purpose will be set out in each of the AC members’ letter of appointment;
(ii) have accounting or related financial management expertise (as such qualifications are determined by the Board) and at least one AC member must qualify as a “financial expert” in terms of the rules established pursuant to the US Sarbanes-Oxley Act of 2002; and
(iii) be able to read and understand financial statements and to monitor and assess the activity of the Group IA and the external auditors; at least one AC member must be financially literate.

5.3	Each AC member must be independent as set out in sections 2.3 and 2.4 of Annex C to the ORs.	Independence
6 Corporate Responsibility Committee

6	Corporate Responsibility Committee

6.1	The details of the responsibilities and authorities delegated to the CRC are set out in Annex B and section 6 of Annex C to the ORs.	Responsibilities and Authorities

6.2	The CRC members as a group must have the necessary qualifications and skills to perform all of their duties. In particular the CRC members, as a group, are expected to:	Qualifications
(i) commit such time to the role as may be necessary for the proper discharge of their duties. An indication of the time expected for this purpose will be set out in each of the CRC members’ letter of appointment; and
(ii) have good knowledge of corporate responsibility and relevant political issues and such other experience as the Board considers desirable in order to enable the CRC to perform its duties.

6.3	The majority of the CRC members must be independent as set out in section 3.2 of the ORs.	Independence

14

7 Governance and Nominating Committee

7	Governance and Nominating Committee

7.1	The details of the responsibilities and authorities delegated to the GNC are set out in Annex B and section 7 of Annex C to the ORs.	Responsibilities and Authorities

7.2	The GNC members as a group must have the necessary qualifications and skills to perform all of their duties. In particular the GNC members, as a group, are expected to:	Qualifications
(i) commit such time to the role as may be necessary for the proper discharge of their duties. An indication of the time expected for this purpose will be set out in each of the GNC members’ letter of appointment; and
(ii) have broad knowledge of relevant Swiss and international corporate governance standards and related issues and such other experience as the Board considers desirable to enable the GNC to perform its duties.

7.3	Each GNC member shall be independent as set out in section 2.2 of Annex C to the ORs.	Independence
8 Human Resources and Compensation Committee

8	Human Resources and Compensation Committee

8.1	The details of the responsibilities and authorities delegated to the HRCC are set out in Annex B and section 8 of Annex C to the ORs.	Responsibilities and Authorities

8.2	The HRCC members as a group must have the necessary qualifications and skills to perform all of their duties. In particular the HRCC members, as a group, are expected to:	Qualifications
(i) commit such time to the role as may be necessary for the proper discharge of their duties. An indication of the time expected for this purpose will be set out in each of the HRCC members’ letter of appointment; and
(ii) have experience in compensation practices and in such other areas as the Board considers desirable to enable the HRCC to perform its duties.

8.3	Each HRCC member shall be independent as set out in section 2.2 of Annex C to the ORs.	Independence
9 Risk Committee

9	Risk Committee

9.1	The details of the responsibilities and authorities delegated to the RC are set out in Annex B and section 9 of Annex C to the ORs.	Responsibilities and Authorities

9.2	The RC members as a group must have the necessary qualifications and skills to perform all of their duties. In particular the RC members, as a group, are expected to:	Qualifications
(i) commit such time to the role as may be necessary for the proper discharge of their duties. An indication of the time expected for this purpose will be set out in each of the RC members’ letter of appointment;
(ii) have experience and knowledge about banking and finance related risks and such other experience and knowledge as the Board considers desirable to enable the RC to perform its duties; and
(iii) be able to monitor and assess the activity of the Group IA.

9.3	Each RC member shall be independent as set out in section 2.2 of Annex C to the ORs.	Independence

15

For the Secretary of the
Board of Directors

For the Secretary of the
Board of Directors

10 Role Profile and Expectations

10	Role Profile and Expectations

10.1	The Company Secretary acts as secretary to the Board and its committees. The details of the responsibilities and authorities delegated to the Company Secretary are set out in section 13 of the ORs.	In General

10.2	The Company Secretary must have the qualifications and skills the Board considers necessary for him to perform his duties. The Company Secretary cannot have any other employment and works on a 100% basis.	Expectations

18

Special Provision

Special Provision

11 Entry into Force; Amendments

11	Entry into Force; Amendments

11.1	These role profiles and role expectations come into effect on 1 January 2009, based on a Board resolution dated 4 December 2008.	Entry into Force

11.2	These role profiles and role expectations may be amended by the Board only with the approval of the SFBC.	Amendments

20

UBS AG
P.O. Box, CH-8098 Zurich
P.O. Box, CH-4002 Basel

www.ubs.com